As filed with the U.S. Securities and
                     Exchange Commission on May 31, 2000



                          Registration No. 333-40001-NY



                        SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                             AMENDMENT NO. 6 TO
                                  FORM SB-2



                            Registration Statement


                        Under The Securities Act of 1933

New Jersey                          2899                   223-319-224
State of                    Standard Industrial           IRS Employer
Incorporation               Classification Code          Identification No.

                              PPA TECHNOLOGIES, INC.
                                  163 South St.
                          Hackensack, New Jersey 07601
                                 (201) 457-1221

Address, including zip code and telephone number, including area code of registrant's principal executive offices and principal place of business or intended principal place of business.

                                ROGER L. FIDLER
                                  163 South St.
                           Hackensack, New Jersey 07601
                     (Name and Address of Agent for Service)
                            Copies of Communication to:


Jay Hait, Attorney at Law,
130 William St.,  Suite 807, New York, NY 10038  (212)349-0124


Approximate date of proposed sale to public: As soon as possible after the effective date of the Registration Statement.






                    CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------
Title of         Amount to be  Proposed maximum  Proposed maximum   Amount
each class       registered    offering price    aggregate          Registration
of Securities    l             per Unit (1)      offering Price (1) Fee
-------------------------------------------------------------------------------



Units consisting
of 1 Share of
Common Stock
and 1 Class



A Warrant        1,000,000     $6.00           $6,000,000.00         $1,845.46



Common Stock,
No par value
Per share, being

Part of Units    1,000,000       -                  -                    -


Class A Warrants
No par value per
Warrant, being

Part of Units    1,000,000       -                  -                    -



Common Stock,
no par value
per share,(2)
underlying
Class A

Warrants          500,000      $10.00          $5,075,000.00          $1,537.88


Underwriter's
warrants, no
par value         100,000      $0.001          $100.00                $0.04

Units,  consisting  Of 1 share of Common  stock,  no par value per share,  and 1
Class A Warrant underlying Underwriter's
Warrants          100,000      $9.90            $990,000.00          $339.88



Common Stock,     100,000
No par value,
Per share,
Underlying
Underweriter's
Warrants

Class A  Warrants,  100,000  No par  value  per  Warrant,  being  Part of  Units
Underlying Underwriter's Warrants


Common Stock,
no par value
per share,
underlying
warrants in
Underwriter's
Warrant Units     50,000       $10.00           $500,000.00          $151.08








Total             Registration-Fee ----------------------------- $ 3,874.30


The Exhibit Index is located at page 54

(1) Estimated solely for the purpose of calculating the registration fee. (2) Pursuant to Rule 416 there are also being registered such additional shares as may be issued pursuant to the anti-dilution provisions of the Warrants.

     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or on such date as the Commission, acting pursuant to said Section 8(a), may determine.










                           PPA TECHNOLOGIES, INC.
                    CROSS REFERENCE SHEET FOR PROSPECTUS

                   (Pursuant to Item 501 of Regulation S-B)




Item No.                                         Caption in Prospectus

1. Forepart of the Registration
   Statement and Outside Front Cover

   Page of Prospectus............................Forepart, Cover Page

2. Inside Front and Outside Back Cover
   Pages of Prospectus...........................Inside Front Cover Page

3. Summary Information Risk Factors
   and Ratio of Earnings
   to-Fixed Charges.............................. Prospectus Summary

4.  Use of Proceeds.............................. Use of Proceeds


5.  Determination of Offering Price.............. Description of Securities


6.  Dilution..................................... Dilution

7.  Selling Security Holders..................... Not Applicable


8.  Plan of Distribution......................... Plan of Distribution


9.  Legal Proceedings............................ Legal Proceedings

10. Directors and Executive Officers............. Management


11. Security Ownership of Certain
    Beneficial Owners and Management............. Principal Shareholders

12. Description of Securities to Be
    Registered................................... Description of Securities


13. Interest of Named Experts and
    Counsel ..................................... Legal Counsel, Experts



14. Information With Respect To
    The Registrant; Organization
    with Five Years............................. Prospectus Summary;
                                                 The  Company; Dividend  Policy;
                                                 Selected Financial Information;
                                                 Management's Discussion
                                                 Analysis of Financial Condition
                                                 and  Results   of   Operations;
                                                 Business; Management; Principal
                                                 Shareholders; Certain
                                                 Transactions; Description of
                                                 the Securities.

15. Disclosure of Commission
    Position on Indemnification
    For Securities Act Liabilities.................... Not Applicable

16. Description of Business....................... Business of the Company

17. Description of Property....................... Business of the Company

18. Interest of Management and Others
    in Certain Transactions....................... Certain Transactions;
                                                   Principal Shareholders

19. Certain Market information.................... Risk Factors; Description of Securities; Plan of
                                                   Distribution


20. Remuneration of Directors and Officers........ Remuneration

21. Financial Statements.......................... Financial Statements






                                   PROSPECTUS

                             PPA TECHNOLOGIES, INC.

                                1,000,000 Units,
                  Each consisting of One Share of Common Stock
            and One Class A Redeemable Common Stock Purchase Warrant,
                      offered at a price of $6.00 per Unit

                          -----------------------------




1,000,000 Units (the "Units")offered hereby on a best efforts basis for a maximum of ninety (90) days(the "Offering"), each Unit consisting of one share of common stock, no par value, (hereinafter referred to as "Share" or "Share of Common Stock") and one "Class A" Redeemable Common Stock Purchase Warrant (hereinafter referred to as the "Warrants" or "Redeemable Warrants"), exercisable into one-half share of common stock per warrant for a period of one year from the effective date ("Effective Date") of the registration statement of which this Prospectus ("Prospectus") is a part at an exercise price of $10.00 per share, are being offered by PPA Technologies, Inc. (the "Company" or "PPA"). The Warrants are redeemable at the Company's option commencing 90 days after the Effective date of the registration statement (the "Registration Statement") of which the Prospectus is a part) upon 30 days notice of redemption to the Warrant holders at $.05 per Warrant if the closing bid price of the Common Stock in the over-the-counter market as reported by the National Association of Securities Dealers, Inc. ("NASD") shall have for a period of 30 consecutive trading days ending within 15 days of the notice of redemption average in excess of $10.00 per share (subject to adjustments in the case of a stock split, stock dividend, recapitalization or similar event). Since it is the Company's present intention to exercise such right, Warrant holders should presume that the Company would call the Redeemable Warrants for redemption if such criteria are met. The Redeemable Warrants are immediately detachable and separately tradable from the Units upon issuance. It is anticipated that the Shares of Common Stock and Redeemable Warrants will be included on the NASDAQ Electronic Bulletin Board Market ("Bulletin Board") under the symbols "PPAS" and "PPAW", respectively. With respect to this best efforts offering of 1,000,000 Units, there will be no escrow account and no minimum purchase.




     Prior to the offering, there has been no market for the securities of the Company. There can be no assurance that a market for the Company's securities will develop after completion of this offering or, if developed, that it will be maintained. As a consequence of such a limited market, a purchaser of the Shares may be unable to sell the Shares when desired and may have to hold the Shares indefinitely. See "Risk Factors - Limited Trading Market." The determination of the offering price of the Shares was made arbitrarily by the Company. See "Risk Factors - Arbitrary Offering Price."


THESE SECURITIES INVOLVE A HIGH DEGREE OF RISK AND SUBSTANTIAL DILUTION TO PUBLIC INVESTORS. A PROSPECTIVE PURCHASER MAY LOSE HIS TOTAL INVESTMENT. SEE "RISK FACTORS" AND "DILUTION."

------------------------------------------------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

=================================================================





               Price to     Underwriting           Proceeds to
               Public       Discounts              Company(1)

-----------------------------------------------------------------



Per Unit       $6.00        $0.48(2)               $5.40

-----------------------------------------------------------------

Total          $6,000,000   $480,000               $5,520,000
(Maximum)

=================================================================




(1) Before deducting expenses payable by the Company in connection with the Offering estimated at approximately $225,000 if the maximum is sold. These expenses include filing fees, printing, legal and accounting fees. Net proceeds to the Company after such expenses are estimated to be $5,295,000 if the maximum is sold.


(2) The underwriting discount of $0.48 per Unit will be paid to selected NASD member broker/dealers, if any, who may participate in this best efforts offering.


                      The date of this Prospectus is June __, 2000.




                            AVAILABLE INFORMATION

The Company intends to file with the Securities and Exchange Commission (the "Commission"), New York, New York, a registration statement on Form SB-2 under the Act with respect to the Units offered hereby. For further information about the company and the securities being offered hereby, reference is made to the registration statement and to the financial statements and exhibits filed as a part thereof. Statements contained in this Prospectus as to the contents of any contract or any other document are not necessarily complete, and in each instance, reference is made to the copy of such contract or document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference. The Registration Statement, including exhibits thereto, may be inspected without charge at the Commission's principal office in Washington, D.C., and the Northeast Regional Office located at 7 World Trade Center, New York, New York and copies of all or any part thereof may be obtained from such offices after payment of the fees prescribed by the Commission.

                            REPORTS TO SHAREHOLDERS

     The Company intends to furnish its shareholders with annual reports containing audited financial statements as soon as practicable at the end of each fiscal year, commencing with the next fiscal year. In addition, the Company may, from time to time, issue unaudited interim reports and financial statements. As a result of the effectiveness of the registration statement of which this Prospectus is a part, the Company will incur a reporting obligation under the Securities Exchange Act of 1934.




Glossary


Coalescent - A liquid material which when exposed to the environment becomes a solid.


     Reactive Coalescent - A coalescent which becomes solid due to a chemical reaction.


Volatile Organic Compound ("VOC") - liquid substances which evaporate when exposed to the environment.

Coupling Agent - A material which can either bond two materials together with greater strength or, alternatively, can also serve to bond two different materials together more weakly.

Resin - Organic polymer.

Halogenated - Compounds containing a halogen, e.g. chlorine or flourine.

Phr - Parts per hundred of resin.

V0 - Flame spread rate.

Plate-out - Bloom to the surface of mobile phases.

Cross-linking - Establishment of chemical bonds between different substances.




                               PROSPECTUS SUMMARY

The following summary is qualified in its entirety by the detailed information and financial statements, including the notes thereto, appearing elsewhere in this Prospectus and, accordingly, should be read in conjunction with such information and statements.

                                   The Company

     PPA Technologies, Inc. (the "Company", "PPA Technologies" or "PPA") was incorporated on July 22, 1994 under the laws of the State of New Jersey. The Company's principal offices are located at 163 South St., Hackensack, NJ 07601 and its telephone number is (201) 457-1221.



     PPA Technologies was formed to develop and manufacture innovative specialty chemical products with applications in the plastics and coatings industries. After research, development and testing, PPA has begun to sell certain products.



     In general, PPA's products improve processing and/or the end product. This is accomplished through its proprietary Coupling Agents and Reactive Coalescents. In these areas, the Company's products are an advance in environmental performance, product performance, cost performance, or, in many cases, performance in more than one of these parameters. (See "Business of the Company").

                                The Offering



     The Company is offering hereby on a best efforts basis a maximum of 1,000,000 Units at an offering price of $6.00 per Unit. Each Unit is comprised of one (1) share of common stock (no par value per share) and one (1) Class A redeemable common stock purchase warrant exercisable for five years from the Effective Date at an exercise price of $10.00 per common share and allowing the purchase of one-half (1/2) share. The Redeemable Common Stock Purchase Warrants (hereinafter referred to as the "Warrants" or "Redeemable Warrants") are redeemable at the Company's option commencing (90 days after the Effective Date) upon 30 days notice to the Warrant holders at $.05 per Warrant if the closing bid price of the Common Stock in the over-the-counter market as reported by the NASD shall have for a period of 30 consecutive trading days ending within fifteen days of the notice of redemption average in excess of $10.00 per share (subject to adjustments in the case of a reverse stock split, stock dividend, recapitalization or similar event). The Redeemable Warrants are immediately detachable and separately tradable from the Units upon issuance. The offering price of the Units and the exercise price of the Redeemable Warrants was determined by the Company. Such prices bear no relation to the book value, assets or earnings of the Company, or to any other generally recognized objective criteria of value.



Common Stock:

     On June 20, 1996, the stockholders approved an increase in the authorized capital to 10,000,000 Shares of Common Stock, no par value, and 1,000,000 shares of preferred stock having a par value of $100.00 each. On June 28, 1996 the Board of Directors effected a 1,000 to 1 stock split upon the filing of the Amendment of the Certificate of Incorporation authorized by the stockholders. All financial and stock related numbers set forth herein reflect this stock split, except where otherwise specifically stated.




Common Stock Outstanding at December 31, 1999 ...... 1,697,500(1)(4)

Preferred Stock Outstanding at December 31, 1999.... 4,806(1)


To be offered(2)
     Maximum  ...................................... 1,000,000

To be outstanding after the Offering(2)
     Maximum  ...................................... 2,697,500







Use of  Proceeds......... The Company  intends  to use the maximum  net proceeds of this offering principally for production equipment, salaries, inventory, advertising, administrative overhead and working capital. The maximum proceeds of this Offering will enable the Company to expand marketing of its entire line of products, and to build an inventory of its products. The minimum proceeds of this Offering would be used as working capital and payment of debt. (See "Use of Proceeds.")



Risk Factors and Dilution .....  Prospective Investors should carefully consider the factors described under the captions "Risk Factors" and "Dilution."


Bulletin Board Proposed  Listing  Symbol  (3)  .....................PPAS,  PPAW
--------------


(1) Does not include an aggregate of 500,000 shares reserved for issuance under the Company's Stock Grant and Stock Option Plans nor does it include options on 1,280,000 shares, exercisable at $1.00 per share, and on 120,000 shares at $1.50, held by management.


(2) Does not include the exercise of any of the Redeemable Warrants contained in said Units, nor the exercise of any Underwriter's Warrants or the Unit Warrants contained in the Units issuable upon the exercise of the Underwriter's Warrants, nor the outstanding warrants held by current shareholders.

(3) The Company intends to apply for and anticipates listing on the Bulletin Board Market, but there can be no guarantee that such listing will be approved, or if approved that such listing will be maintained, or if listed that a market will develop or if developed, that such market will be sustained.


(4) Recent convertible bond conversions have created an additional 82,880 shares of freely tradable common stock.



SUMMARY FINANCIAL INFORMATION

The following table summarizes certain selected financial data of the Company and is qualified in its entirety by the more detailed financial statements contained elsewhere in this Memorandum.


Income Statement:



                                                                             For the
                                                           Nine Months     period from
                  Year Ending  Year Ending  Year Ending       Ended     Inception, June 22
                   June 30,     June 30,     June 30,       March 31,  1994 to March 31,
                     1997         1998           1999          2000           2000



Sales              131,335       148,537       101,272        19,061        786,758
Cost Of Goods       61,453       95,687        54,696         5,894        500,334

                   -------       -------       ------        -------       --------

Gross Profit       69,882        52,850        46,576         13,167       286,424
Operating Expenses 211,080      1,029,258      426,237       234,710       1,455,179
Non-cash
Compensation       -0-           500,000       -0-           -0-

500,000

Other Income       -0-           -0-           -0-           -0-           -0-
Other Expenses     3065          43,385        47,160        27,137        120,747
Net Profit(Loss)   (144,263)     (1,019,793)   (426,821)     (354,868)
  From Operations(2,214,757)
  Including Loss
  Attributed From
  Non-Cash Compensation
       Per share   (0.15)        (0.15)        (0.09)        (0.08)        (0.49)
Shares Outstanding 3,355,067     3,355,067     4,516,291     4,516,291     4,516,291
Dividends          -0-           -0-           -0-           -0-           -0-






Balance Sheet






as of:                      March 31
                            2000                As Adjusted(1)
                                                Maximum



Cash And Cash Equivalents    1,414              5,296,414
Working Capital (deficit)   (1,238,920)         4,056,080
Total Assets                341,409             5,636,409
Current Liabilities         1,296,316           1,296,316
Long Term Debt              -0-                 -0-
Stockholders' (deficit)     (954,907)           4,340,093
Equity


(1) Gives effect to the issuance and sale of the maximum of 1,000,000 Units offered hereby and the receipt of the estimated net proceeds ($5,211,000 if the maximum is sold) before their application. See "Use of Proceeds".





                                   RISK FACTORS

     The Units being offered hereby are speculative and involve a high degree of risk. In addition to the other information in this Prospectus, prospective investors, prior to making an investment, should carefully consider the following risks and speculative factors inherent in and affecting the business of the Company and this Offering.




     Accumulated Losses; History of Operating Losses; Explanatory Paragraph Within Accountants' Opinion. The Company commenced in July of 1994. In order to execute its business strategy and develop new products, the Company will require significant funds. Increased spending and decreased sales levels resulted in a net loss of $426,821 for the fiscal year ended June 30, 1999, and a loss of $210,814 for the nine months ended March 31, 2000 and may result in future losses as the Company will incur significant expenses in connection with research and development of its products, development of its direct and indirect selling and marketing strategies, and the hiring of additional personnel. There can be no assurance that the Company will be profitable in the future or that the net proceeds of this Offering, together with any funds provided by operations and presently available capital, will be sufficient to fund the
Company's  ongoing  operations.  At   March  31, 2000,  the  Company's  current
liabilities exceeded its current assets by $1,238,920 and its cash balance was $1,414. At March 31, 2000, the Company's accumulated deficit was $2,214,203 and its stockholder equity deficit was $954,907. The Company is dependent on generating additional sales to improve cash flow, and it is possible that the Company will require additional debt or equity bridge financing prior to completion of this Offering. The Company believes its current operating funds, along with the proceeds of the Offering after deducting amounts used to repay debt, will be sufficient to finance its cash requirements for at least the next 12 months. See "Use of Proceeds." If the Company has insufficient funds, there can be no assurance that additional financing can be obtained on acceptable terms, if at all. The absence of such financing would have a material adverse effect on the Company's business, including a possible reduction or cessation of operations. The report of the Company's independent accountants on the Company's financial statements as of June 30, 1999 contains an explanatory statement concerning the Company's ability to continue as a going concern. See "Financial Statements-Report of Independent Auditors."


         No Trading Market. There is no trading market for the Company's Common Stock and there is no assurance that such a market will develop after this Offering, or if such a market develops, that it will be maintained. Holders of the Shares may, therefore, have difficulty in selling their stock should they desire to do so and should be able to withstand the risk of holding their Shares indefinitely. See "Description of Securities."



     Broad Discretion of Management in Allocation of the Proceeds of Offering. A substantial portion of the proceeds of the offering will be used for general working capital. If the maximum number of Shares is sold, working capital will comprise 10.6% of total net proceeds if the maximum is sold, and up to 84% of net proceeds if only 10% of the maximum is sold. Management will have broad discretion as to the use of such proceeds and management reserves the right to reallocate all proceeds to working capital. See "Use of Proceeds."


     Additional Capital. If only 10% of the maximum is sold, the Company would use the proceeds solely to bolster working capital and pay a note that is in default while the Company would continue to seek other sources of funding for its other planned endeavors. The Company believes that the maximum proceeds of this offering will allow the Company to meet all of its presently planned future operations for at least twelve months. If les than the maximum is raised, which the Company presently believes to be the most likely scenario, the Company would be required to pursue its development plans at a significantly reduced rate. See "Management's Discussion and Analysis of Financial Condition and Results of Operations." The Company would also be forced to rely upon unrelated third parties to manufacture a much greater percentage of its products than would otherwise be the case. If less than the maximum is sold, the Company would also reduce planned expenditures for marketing and advertising. If these reduced expenditures were to continue indefinitely, the Company may be unable to penetrate its target markets and would thus be adversely affected. However, a significant portion of the proceeds will be used to develop and improve product lines. Thus, while the Company has no plans that would require it to seek additional funding if the maximum is sold, it may be required to do so to complete or accelerate these development programs. There can be no assurance that such funding will be available on terms acceptable to the Company, and the failure to procure such funding on acceptable terms could materially and adversely effect the Company. If an amount is raised that is less than the maximum, the Company would also allocate its resources, more or less, proportionately between the various uses set forth in the "Use of Proceeds" section of this Prospectus. See "Management's Discussion and Analysis of Financial Condition and Results of Operation -- Liquidity and Capital Resources."



     Limitations Imposed by Environmental Regulation. Federal, state and local environmental laws govern air emissions and discharges into water and the generation, transportation, storage, and treatment and disposal of solid and hazardous waste. These laws establish standards governing most aspects of the construction and operation of the Company's facilities, and often require multiple governmental permits before these facilities can be constructed, modified, or operated. There can be no assurance that all required permits will be issued for the Company's projects under development or for future projects, or that the requirements for continued environmental regulatory laws and policies governing their enforcement may change, requiring new technology or stricter standards for the control of discharges of air or water pollutants, or for solid or hazardous waste or ash handling and disposal. Such future developments could affect the manner in which the Company operates its plants and could require significant additional expenditures to achieve compliance with such requirements. It is possible that compliance may not be technically or economically feasible. To the date of this Prospectus, the Company has not experienced any delays or costs associated with environmental regulations that have materially effected the Company's business. See "Business of the Company Governmental Regulation".


         Untested Marketing Strategy. To date, the Company has experienced development and shipment delays due to a lack of working capital and resultant inadequate staffing and there is no assurance that such delays will not continue. To date, the Company's product marketing efforts have been very limited and the Company has not been able to capitalize on the interest generated by said marketing efforts. There is no assurance that if the Company applies the proceeds of this offering to marketing and distribution that these problems will disappear. See "Business of the Company - Marketing".


     Dependence On Others; Limited Manufacturing Capability. At its present stage of development, the registrant has developed and continues to develop new chemicals and new uses for existing chemicals by combining them with chemicals proprietary to the Company. The Company's strategy for the research, development, marketing, distribution, and commercialization of its products entails entering into various arrangements with third party toll manufacturers, (other companies which the Company pays to manufacture the Company's products or components thereof) and it is dependent upon the ability of these outside parties to perform their responsibilities. The Company may also enter into marketing agreements and arrangements with various third parties, rely on collaborative partners to conduct research efforts and trials, and to manufacture and distribute certain of the Company's products. The Company does not currently have in place all such relationships. The Company does have those relationships in place which are presently deemed adequate to support the Company's business for the next twelve months, including toll manufacturing of proprietary chemicals, and end users in the ink, paint, and plastic industries which will run field tests on the Company's products. There can be no assurance that the Company will be successful in establishing all the necessary collaborative arrangements or that, if established, the arrangements will be successful or on terms that will enable the Company to achieve profitability. See "Business of the Company".


     Risks Related To Low-Priced or Penny Stocks. In addition, if the trading price of the Common Stock were to fall below $5.00 per share, trading in the
Common Stock would also be subject to the requirements of certain rules promulgated under the Exchange Act, which require additional disclosure by broker-dealers in connection with any trades involving a stock defined as a penny stock (generally, any non-Nasdaq equity security that has a market price of less than $5.00 per share, subject to certain exceptions). Such rules require the delivery, prior to any penny stock transaction, of a disclosure schedule explaining the penny stock market and the risks associated therewith, and impose various sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and accredited investors (generally institutions). For these types of transactions, the broker-dealer must make a special suitability determination for the purchaser and have received the purchaser's written consent to the transaction prior to sale. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in the Common Stock, which could severely limit the market price and liquidity of the Common Stock and the ability of purchasers in this offering to sell the Common Stock in the secondary market. See "Description of Securities"; "Underwriting".


     Business Dependent Upon Key Employee. The business of the Company is specialized. The continued employment of Gerald Sugerman is critical to the Company's proposed product development and the conduct of the Company's business. Upon closing, the Company intends to procure key man insurance insuring Mr. Sugerman. There can be no assurance that the Company will be able to retain Mr. Sugerman or other equally qualified individuals to run the affairs of the Company. See "Management".



     Use of Proceeds to Benefit Insiders. The law firm of the President of the Company, Roger Fidler, will receive $150,000 from the gross proceeds as an expense of the offering for services associated with this offering if the maximum is sold. Gerald Sugerman, the Executive Vice President, Secretary and Treasurer of the Company, will receive from the net proceeds of the offering $200,000 for payment of future salary and redemption of preferred stock if the maximum is sold. Otherwise, the proceeds devoted to those purposes will be paid in amounts equal to the maximum amount described in the "Use of Proceeds" section of this Prospectus multiplied by the ratio of the amount of the offering actually sold divided by $6,000,000. The amounts to be paid to the insiders which are not paid by the proceeds of this offering will be paid from either the net profits of the Company, if any, or the proceeds of future financing. See "Use of Proceeds".



     Potential Conflict of Interest. The Law Firm of Roger L. Fidler is a sole proprietorship owned and operated by Roger L. Fidler, President of the Company, and this law firm drafted this Prospectus. Since Mr. Fidler will be the recipient of some of the benefits which will accrue from the successful conclusion of this offering, there is a potential conflict of interest in that he is responsible in both capacities for assuring the accuracy of this Prospectus. See "Management".


     Thin Management. The Company employs two officers, one of whom, the President, is only a part time employee. This thin management exposes the Company to the risks associated with being undermanaged. See "Management".


     No Cumulative Voting - Control by Management. The Company's Certificate of Incorporation does not provide for cumulative voting. The Company's present management will own approximately 65.49% of the Company's outstanding Common Stock following the offering, if the maximum is sold. Thus, the Company's present management will be able to continue to elect all of the Company's directors and control the Company. Thus, Management will be able to continue to control the election of all of the Company's directors and control the Company. See "Principal Shareholders" and "Description of Securities."



      Lack of Dividends. The Company has not paid dividends since its inception and does not intend to pay any dividends in the foreseeable future, but intends to retain all earnings, if any, for use in its business operations. Prospective investors who seek dividend income from their investment should not purchase the Shares offered by this Prospectus. See "Description of Securities--Dividends"




     Immediate Substantial Dilution. The present shareholders have acquired a controlling interest in the Company at a cost substantially below the offering price of the Shares. Upon the completion of the offering, investment in the Company's Common Stock will result in an immediate substantial dilution of approximately $4.46 per share (74.3%) if the maximum number of Units is sold at $6.00 per Unit, while the present shareholders will realize an immediate increase in the net tangible book value of approximately $2.21 per share (36.8%) if the all Units are sold. The foregoing assumes that no Redeemable Warrants are exercised. See "Dilution."




     Inexperience of Management. Gerald Sugerman is the originator of the Company's business concept and has run the Company since inception. No officer of the Company has had, prior to the organization of the Company, experience in the managerial aspects of the inks, paints, and plastics polymer additives industry. Since the business is relatively new, the experience of management can give no assurance that the business will continue to succeed. See "Management."


     Arbitrary Offering Price. The Offering Price at which the Units are being offered has been arbitrarily determined by the Company. There is no relationship between the said prices and the Company's assets, book value, net worth or any other economic or recognized criteria of value.

     Sales Pursuant to Rule 144. Officers, Directors and/or affiliates of the Company hold 1,697,500 Common Shares of the Company, all of which are, subject to quantity limitations discussed below, available for sale. Such shares are "restricted securities" under Rule 144, as promulgated by the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, which shares may not be freely resold. Rule 144 provides, in essence, that any shareholder of the Company, after holding restricted securities for a period of one year, may, every three months, sell them in an unsolicited brokerage transaction in an amount equal to 1% of the Company's outstanding Common Shares, or the average weekly trading volume, if any, during the four weeks preceding the sale. After two years, non-affiliated shareholders holding restricted securities are no longer subject to the 1% limitation and may sell unlimited amounts of shares they own. If a substantial part of the shares which can be sold were so sold, the price of the Company's Common Shares might be adversely affected. (See "Principal Shareholders" and "Plan of Distribution")



     Product Protection and Infringement. The Company relies on a combination of patent and trade secret laws, nondisclosure and other contractual agreements and technical measures to protect its proprietary rights in its products. The Company has applied for several patents, both domestic and foreign, and will be applying for several more patents. Such protection may not preclude competitors from developing products with features similar to the Company's products. The Company believes that its products, trademark and other proprietary rights do not infringe on the proprietary rights of third parties. There can be no assurance, however, that third parties will not assert infringement claims against the Company in the future. The successful assertion of such claims would have a material adverse effect on the Company's business, operating results and financial condition. See "Business of the Company-Proprietary Rights."

         Possible Difficulties In Obtaining Supplies. The success of the Company's additive products will depend on the ability of the Company to obtain significant amounts of raw materials at affordable prices. The Company may encounter shortages or delays in obtaining adequate amounts of raw materials, and the Company has not yet entered into an arrangement pursuant to which it will ensure adequate access to those materials. The failure of the Company to obtain adequate materials at affordable prices could have a material adverse affect on the Company's ability to produce and deliver its products.


     Revenue Concentration from a Small Group of Customers. The Company presently, and historically, derives the majority of its revenues from a small group of customers, or a single customer. The Company expects this trend to continue for some time. The Company has experienced material losses related to one of it's customers inability to pay for the Company's products. As the Company's customer base expands it may be subject to increased credit risk. Such concentration exposes the Company to the risk of severe fluctuations in revenue, cost of goods sold and business continuity. The inability of one of these significant customers to satisfy its obligations to the Company could have an adverse material affect on the Company. See "Financial Statements"




                                 USE OF PROCEEDS



     The net proceeds to be realized by the Company from the sale of the maximum number of Units offered hereby, after deducting all commissions and expenses of the offering, is estimated at $5,295,000. Included in the expenses of this offering are the commissions and projected legal fees, accounting fees, filing fees and printing costs. No officer, director or affiliate of the Company, or associated person of them, will receive any portion of the gross proceeds of this offering, except for legal fees owed to the law firm of its President to be paid from gross proceeds as an expense of the offering in an amount not to exceed $150,000, if the maximum is sold, and payments from the net proceeds to Gerald Sugerman, Vice President and Secretary of the Company, for future payments due under his employment contract, which provides for payments of $10,000 per month, and for redemption of his preferred stock not to exceed a combined total of $200,000, if the maximum is sold. If less than the maximum is sold these amounts will be reduced to an amount equal to the maximum amount which these persons would have been paid if the maximum was sold multiplied by the ratio of the amount sold in this offering divided by the maximum. (See "Remuneration of Officers and Directors") These funds will be used by the Company in substantially the following manner:









                                     Maximum
ADMINISTRATIVE

         Officers Salary             $200,500       3.84 %
         Equipment                    6,000         0.12
         Supplies                     2,000         0.04
         Salaries                     40,000        0.77
         Overhead                     60,000        1.15
                                      ------        ------
                                      308,500       5.92


PRODUCTION & CUSTOMER SERVICE
         Salaries                     240,500       4.62
         Equipment                    1,793,500     34.42
         Inventory                    451,500       8.66
                                      -------       ------
                                      2,485,500     47.70


PRODUCT DEVELOPMENT
         Equipment                    301,000       5.78
         Supplies                     175,500       3.37
         Salaries                     110,500       2.12
                                      -------       ------
                                      587,000       11.27
MARKETING
         Advertising                  501,500        9.62
         Salaries                     652,000       12.51
         Travel and Entertainment     50,000         0.96
                                      ------        ------
                                      1,203,500     23.09


WORKING CAPITAL                       551,600       10.58

DEBT REPAYMENT                        74,900        1.44

TOTAL ------------------------        $5,211,000    100%






    In the event that the maximum is not raised, and at the present time the Company is forecasting that it will not raise that maximum, the Company will allocate the proceeds first to repay debt, and would then apportion the remaining proceeds more or less proportionately to the above stated uses in the relative percentages set forth above.



     Since the proceeds of this Offering, will be applied over time, the actual expenditure of such proceeds for any purpose could vary significantly from the anticipated expenditures described above. The Company reserves the right, therefore, to reallocate proceeds among the uses described above, including to working capital, depending upon factors such as the results of the Company's marketing efforts, the Company's success in developing new products, and technological advances in the industry.


     The net proceeds of this offering may not be used immediately. Any net proceeds of this offering that are not expended immediately will be deposited only in short-term interest bearing obligations of the United States government. See "Management's Discussion and Analysis of Financial Condition and Results of Operations".

                                 DIVIDEND POLICY

     The payment by the Company of dividends, if any, in the future rests within the discretion of its Board of Directors and will depend, among other things, upon the Company's earnings, its capital requirements and its financial condition, as well as other relevant factors. The Company has not paid any dividends to date and does not anticipate that it will be in a position to pay any dividends in the foreseeable future.





                                   DILUTION





     As of March 31, 2000,  there were 1,697,500 of the Company's  Common Shares
issued  and   outstanding.   See  "Description  of  Securities."  If  all  Units
(1,000,000) offered hereby are sold there will be 2,697,500 Shares outstanding.

     As of March 31, 2000, the approximate net tangible book value of the Company's common stock (total tangible assets less total liabilities) was $(1,140,257) or $(.67) per share. See "CAPITALIZATION." Giving effect to the sale of 1,000,000 Units and receipt of the net proceeds therefrom, the pro forma net tangible book value of the Company would be approximately $4,154,743, or $1.54 per share. This represents an immediate dilution of $4.46 (74.3%)for each share of Common Stock purchased by new investors and an immediate increase of $2.21 (36.8%) per share to existing shareholders.




                                           Maximum




Sale price per unit                     $6.00     (100.00%)



Net tangible book value per unit

         before offering............    $(0.67)   ((11.2%))



Increase to present shareholders
      in net tangible book value
      attributable to sale of

      shares offered...........         $2.21     (36.8%)


Pro Forma net tangible book value

      per share after offering...       $1.54     (25.7%)



Dilution of net tangible book
      value per share to new

      investors..................       $4.46     (74.3%)






          The officers and directors of the Company have acquired their common shares for cash of $101,750. If the maximum number of Shares is sold, the new investors shall acquire 1,000,000 shares (about 37.1% of the total outstanding common shares) at a price of $6.00 per share or a total of $6,000,000. The following table summarizes the number of shares acquired from the Company and the aggregate consideration paid by the existing shareholders and to be paid by new shareholders in this Offering:











                    Number of         Percentage       Aggregate           Aggregate
                    Shares Acquired   of Shares        Consideration       Consideration
                    from Company      Held by Group    Paid for Shares     Paid as a Percentage



Existing
shareholders........1,697,500         62.9%            $236,750          3.8%



New shareholders....1,000,000         37.1%            $6,000,000          96.2%
(Maximum)

Total...............2,697,500         100.0%            $6,236,750         100%
(Maximum)





                           SELECTED FINANCIAL INFORMATION



     The following table sets forth certain selected financial data for the years ended June 30, 1997, 1998, and 1999, and the fiscal quarter ended March 31, 2000. This information is derived from the Company's financial statements which appear elsewhere in this Prospectus. The selected financial data is qualified by reference to, and should be read in conjunction with, the Company's financial statements and notes thereto included elsewhere in this Prospectus and "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS".





Income Statement:



                                                                             For the
                                                           Nine Months     period from
                  Year Ending  Year Ending  Year Ending       Ended     Inception, June 22
                   June 30,     June 30,     June 30,       March 31,  1994 to March 31,
                     1997         1998           1999          2000           2000



Sales              131,335       148,537       101,272        19,061        786,758
Cost Of Goods       61,453       95,687        54,696         5,894        500,334

                   -------       -------       ------        -------       --------

Gross Profit       69,882        52,850        46,576         13,167       286,424
Operating Expenses 211,080      1,029,258      426,237       234,710       1,455,179
Non-cash
Compensation       -0-           500,000       -0-           -0-

500,000

Other Income       -0-           -0-           -0-           -0-           -0-
Other Expenses     3065          43,385        47,160        27,137        120,747
Net Profit(Loss)   (144,263)     (1,019,793)   (426,821)     (354,868)
  From Operations(2,214,757)
  Including Loss
  Attributed From
  Non-Cash Compensation
       Per share   (0.15)        (0.15)        (0.09)        (0.08)        (0.49)
Shares Outstanding 3,355,067     3,355,067     4,516,291     4,516,291     4,516,291
Dividends          -0-           -0-           -0-           -0-           -0-






Balance Sheet






as of:                      March 31
                            2000                As Adjusted(1)
                                                Maximum



Cash And Cash Equivalents    1,414              5,296,414
Working Capital (deficit)   (1,238,920)         4,056,080
Total Assets                341,409             5,636,409
Current Liabilities         1,296,316           1,296,316
Long Term Debt              -0-                 -0-
Stockholders' (deficit)     (954,907)           4,340,093
Equity

(1) Gives effect to the issuance and sale of the maximum of 1,000,000 Units offered hereby and the receipt of the estimated net proceeds ($5,295,000 if the maximum is sold) before their application. See "Use of Proceeds".




                               CAPITALIZATION




     The following table sets forth the capitalization of the Company as of March 31, 2000 and as adjusted to give effect to the issuance and sale of the shares upon the closing of this offering:




                                Actual            As Adjusted
                                                  (Maximum)




Long Term Liabilities           0                   0


Stockholders' Equity:

  Preferred Stock,            480,600             480,600
  $100 par value per
  share, authorized
  1,000,000 shares,
  issued and outstanding
  4,806 shares; as
  adjusted 4,806

  Common Stock, no par
  value authorized
  10,000,000 shares;
  issued and outstanding
  1,697,500 shares; as

  adjusted 2,697,500            779,250             6,074,250




Deficit Accumulated During

Development Stage              (2,214,757)          (2,214,757)

Total Stockholders' Equity     (954,907)             4,340,093

Total Capitalization           (954,907)             4,340,093



           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
   AND RESULTS OF OPERATIONS FOR THE YEAR ENDED JUNE 30, 1998 AND 1999 AND FOR THE NINE MONTHS ENDED MARCH 31, 1999 AND 2000 AND FOR THE PERIOD FROM INCEPTION (JULY 22, 1994) TO MARCH 31, 2000.


Development stage activities.


     The Company has been a development stage enterprise from its inception July 22, 1994, to March 31, 2000. The Company develops and manufactures innovative specialty chemical products with applications in the plastics and coatings industries. To date the Company has had minimal sales of these additives representing limited quantities produced from its research and development facilities in Hackensack, New Jersey.

     During this period, management devoted the majority of its efforts to obtaining new customers for its products, developing sources of supply, developing and testing formulas, pursuing and finding a management team to begin the process of: completing its marketing goals; furthering its research and development for its products; marketing limited quantities of the Company's products; completing the documentation for and selling initial shares through the Company's private placement; and completing the documentation for the Company's initial public offering. These activities were funded by the Company's management and investments from stockholders and borrowings from related third parties. The Company has not yet generated sufficient revenues during its limited operating history to fund its ongoing operating expenses, repay outstanding indebtedness, or fund its product development activities. For the period of inception July 22, 1994, to March 31, 2000, the Company completed the development of its first product line. The recent acquisition and construction of operating assets positions the Company to produce initial quantities of products with present production facilities. There can be no assurance that sales to utilize such capacity will develop. Further investments into processing and production as defined in the Company's operating plan will significantly reduce the cost of preparation, processing and production by enabling the Company to operate without reliance upon outside vendors and suppliers.


     During this  developmental  period,  the Company has been financed  through officer's loans with a balance of $139,349 from Roger Fidler, of which $100,000 of the aggregate debt was converted to shares of common stock through the exercise of 100,000 options at $1.00. In addition, Mr. Sugerman either advanced to the Company or paid on behalf of the Company expenses aggregating $232,962 of which all but $183,556 was converted to shares of preferred stock as of March 31, 2000. The Company also financed its activities through the sale of $372,500 in 12% bridge notes and through the sale of shares of common stock aggregating $236,750. Although, the sales of limited quantities of developed products were primarily in the ink business with test quantities of additives and paints being supplied for testing by paint manufacturers, retailers and volume users of these products, it is expected that the near term significant sales will come from customers using the Company's paint additives and the sale of paints.




     Results of Operations for the year ended June 30, 1999 as compared to the year ended June 30, 1998


     For the year ended June 30, 1999, the Company generated net sales of $101,272 as compared to $148,537 for the year ended June 30, 1998 representing an decrease of $47,265 or 31.8%. Of these sales approximately 60% were to two large customers. Sales decreased over the same period last year as a result of a return of approximately $24,000 in merchandise sold during the year by one large customer and writing of approximately $11,000 I sales to the same customer as a bad debt. The Company's cost of goods sold for the year ended June 30, 1999 was $54,696 or 54.0% of sales as compared to $95,687 or 64.4% of sales for the year ended June 30, 1998.Cost of goods sold for the year ended June 30, 1999, includes a loss on nonreturned inventory from this one customer of approximately $4,400 and a return to inventory of $9,600 that was determined to be usable. The Company's gross profit on sales was approximately $ 46,576 or 46.0% of sales as compared to $52,850 or 35.6% of sales for the year ended June 30, 1998. The decrease in gross profit is the result of having produced very limited quantities of additives and test quantities of paints, paint additives and Ink additives for sales to potential customers for testing purposes. The decrease in gross profit is also the result of $4,400 charge to cost of goods sold from the return of the sale.

    The Company's general and administrative costs aggregated approximately $269,660 or for the year ended June 30, 1999 as compared to $429,109 for the year ended June 30, 1998 representing an decrease of $163,902. This decrease represents a scale back of sales help and support staff that were hired to test a marketing sales program and reflects a reduction in office staff and production help with a redirection of providing test quantities of products to large purchasers for their evaluation. The reduction in general and administrative expenses is enables the management of the Company to provide the working capital from personal funds until the completion of the public offering. The Company expended monies for general and administrative expenses as follows:
$117,257 in wages; $42,192 for rent; $9,190 in legal and professional related to the public offering; $125,565 for office expense; 33,269 in laboratory and supplies expenses, research and development of $54,644; depreciation of $33,794; and a write off to bad debt expense of $57,139.


Results of Operations for the nine months ended March 31, 2000 as compared to the nine months ended March 31, 1999


     For the nine months ended March 31, 2000, the Company generated net sales of $19,061 as compared to $94,752 for the nine months ended March 31, 1999 representing an decrease of $75,691 or 80.0%. Of these sales approximately 90% were to two large customers. Sales decreased over the same period last year as a result of a concentration of efforts towards producing samples for specific targeted clients. The Company's cost of goods sold for the nine months ended March 31, 2000 was $5,894 or 30.9% of sales as compared to $62,491 or 65.9% of sales for the nine months ended March 31, 1999. The Company's gross profit on sales was approximately $13,167 or 69.1% of sales as compared to $32,261 or 34.0% of sales for the nine months ended March 31, 1999. The increase in gross profit is the result of having produced very limited quantities of additives and test quantities of paints and paint additives for sales to potential customers for testing purposes.


   The Company's  general and  administrative  costs aggregated  approximately

$234,710 or for the nine months ended March 31, 2000 as compared to $205,888 for the nine months ended March 31, 1999 representing an increase of $28,822. This increase represents additional expenses incurred for distributing samples of the company's products for tests by potential customers. General and administrative expenses remains at a level that can be funded by the management of the Company to provide the working capital from personal funds until the completion of the public offering. The Company expended monies for general and administrative expenses as follows: $16,500 in wages; $31,599 for rent; $86,099 for office expense; $33,000 in professional fees; $67,512 in laboratory supplies and materials for the production of samples.




     Results of Operations for the period of inception (July 22, 1994) to March 31, 2000.

     For the period from the Company's inception, July 22, 1994, through March 31, 2000, the Company generated net sales of $786,758. Of these sales approximately 40% were to two large customers. The Company's cost of goods sold on sales was approximately 63.6% for the period from the Company's inception July 22, 1994, through March 31, 2000. The gross profit from sales for this period from inception to March 31, 2000 is 36.4%. Management believes the gross profit will improve and stabilize once the Company's manufacturing facilities become realized at the completion of the public offering and its marketing plans become fully implemented.

     The Company's general and administrative costs aggregated approximately $2,365,077 for the period from inception July 22, 1994, through March 31, 2000. Of these initial start-up costs, approximately $580,092 is attributed to wages and reimbursed expenses of ,Gerald Sugerman; approximately $90,176 in rent; legal and professional fees of $116,135; filing fees, office expenses including salaries, outside labor, printing, laboratory and computer supplies of approximately $915,191; research and development of $169,887; salaries of approximately $213,085; depreciation of $87,497, commissions of $83,000 and a write off to bad debt expense of $110,014 for the loss relating to Enviro Ink..



Liquidity and Capital Resources.


     The Company's cash balance at June 30, 1999 and March 31, 2000 was $9,539 and $1,414 respectively. Working capital at June 30, 1999 and March 31, 2000 is negative at $714,139 and $1,238,920 respectively. For the year ended June 30, 1999, working capital was provided by decreases in accounts receivable of $609 and in accounts payable and accrued expenses of $29,167 and was reduced by an increase in inventory of 29,167. For the nine months ended March 31, 2000, working capital was provided by a decrease in accounts receivable of $307, a decrease in inventory of $38,402 and an increase accounts payable and accrued expenses of $309,818. The Company continued to be funded in part through officer loans aggregating $797,352. Of which $474,447 was eventually converted to both shares of common and preferred stock. The Company also financed its activities through the sale of $372,500 in 12% bridge notes. The Company expended cash as follows: $181,160 in capital assets; paid security deposits of $5,000; purchased inventory of $50,190; and funded a related party accounts receivable which was eventually deemed uncollectable and written off amounting to $99,014 and an additional accounts receivable of $11,000.

     Management believes that it will be able to fund the Company and the initial cost of the offering from personal resources until the completion of the initial public offering. The Company is initiating an initial public offering of 1,000,000 Units at $6.00 per Unit for an aggregate of $6,000,000. The Company will defer the expenses of the Offering until the Offering is completed and the offering expenses will be deducted from proceeds received therefrom. The
Offering proceeds will be sufficient to satisfy Management's objectives of purchasing equipment for office, production and product development of $2,106,000, purchasing supplies for office and product development of $177,000, financing the payment of administrative, production, and marketing salaries of $1,240,000, pay advertising of $500,000, purchase inventory of $450,000, pay overhead of $60,000, pay travel and entertainment expenses of $50,000, provide working capital of $412,000, pay Underwriter's Discounts of $600,000 and pay projected offering expenses of $347,000. The Company is currently obligated to repay $25,000 of the initial 12% bridge notes. This investor has agreed to wait to be paid out of the offering. The balance of the bridge note holders have agreed to either convert their notes into stock or to wait and be paid out from the proceeds of the offering. The balance of the bridge notes does not come due until December 31, 2001.


         If less than the maximum is sold, the Company will be forced to reduce the number of products which the Company plans to market, and if necessary to limit the plans to marketing of only one or two products effectively, and if even less funds are raised to limit the amount spent marketing of that product or products. The products to be eliminated from marketing would be decided at the conclusion of the offering based upon management's assessment at that time of the most promising product or products. In addition, the Company would hire fewer people, buy less equipment and limit development of new products. The Company, under such circumstances, might consider the sale of one or more product lines to fund marketing and development of other product lines. Management believes that there is not a realistic likelihood of the maximum being sold. The effect of this to early investors will be that fewer product lines will be marketed with less resources resulting in slower growth in revenues that would otherwise be expected. Such slower growth in revenues would more likely than not result in less demand for the Company's securities with resultant lower prices for the Company's common stock and warrants and less liquidity in the market for the Company's securities than would otherwise be the case.







                              BUSINESS OF THE COMPANY

SUMMARY


     PPA Technologies, Inc., hereinafter referred to as "PPA" or "the Company", was incorporated in the State of New Jersey in July, 1994 to develop and manufacture innovative specialty chemical products with broad application in the plastics and coatings industries. The Company now markets proprietary products including VOC free coalescents, organometalic coupling agents, and reactive diluents and has recently launched the marketing of inks, paints and coatings utilizing the Company's proprietary technologies.


THE INDUSTRY

Industry


     The Company operates in two polymer based industries, plastics and coatings. Each of these industries is vast in total worldwide production and sales.

     The plastic industry is composed of several subsets. However to present a concept of general size, worldwide sales of polyvinyl chloride ("PVC") exceeded 18 billion dollars in 1995, and those of polyethylene were in excess of 50 billion. Sales by the twenty five largest film and sheet plastics manufactures were 12.4 billion dollars in 1996. Domestic sales of PVC pipe totaled about 8.7 billion dollars in 1996.


         The global paints and coatings market totaled $65 billion in 1995. In North America alone 4.7 million metric tons were produced in 1995 having a value of about 15 billion dollars. The top ten producers accounted for about 60% of the market.


Organometallic Coupling Agents

     These coupling agents are organometallic compounds which may be delivered in liquid, powder or pelletized forms depending primarily upon customer need. These products are presently used primarily by plastics compounders and manufacturers of plastic products to obtain improved line speed, faster throughput, lower operating temperatures and pressures, better dry blend and hot melt flow, reduced energy requirements, better control over wall/sheet thickness, higher impact resistance and greater flame retardance.


Since only small proportions (.2 to 2% of the total product mix by weight) of these compounds are used, worldwide market volumes of coupling agents are quite low, and total only several million pounds. However, because of the great benefits to be derived from their use, profit margins on coupling agents are quite high. Also, the totality of products in which coupling agents could be beneficially used is vast, including at least 10% of the total plastics, and an even larger proportion of the coating output worldwide. At present there are only a few sources of these compounds, one of which is PPA.


Reactive Diluents / Coalescents

     Reactive / diluents / coalescents allow resin producers, formulators, and coatings end-users to utilize Low / Zero VOC solutions in place of current solvent-based packages. In architectural and industrial coatings, volatile organic solvents have been historically required and applied to a) dissolve the resin, and b) to provide coalescing action. These traditional solvents, which comprise the competing products for the Company's reactive diluents / coalescents, have markets exceeding $5 billion per year. Historically, they have been used because of their low price and a lack of concern regarding the environmental impact of their use, i.e. the consequences of evaporation of the solvent into the air. With increasing restrictions being placed upon the use of VOC's because of these environmental concerns the use of solvents is under wide spread attack and many companies have been attempting to develop replacements for these solvents in a wide variety of applications. To date such replacements have been generally unsatisfactory expensive and limited in application. the Company's reactive diluents basically replace VOCs which contribute little (if anything) to the finished coating except for ease of application and cost; with nonpolluting alternatives which add significantly to the product's performance.



     The architectural coatings market alone was over 450 million gallons in 1995 out of a total paint and coatings volume of one billion gallons. This market largely divided into latex and oil based (solvent borne) segments. In latex based coatings, conventional coalescents typically comprise 15 to 40% of the complete formulation; in oil based systems, the percentage of solvent used varies from about 25 to 50% in most products. Displacement of these VOC requirements by the Company's VOC free alternatives, (3-7% requirements) could create a market potential in excess of $400 million versus the present architectural requirement of 67.5 million gallons of coalescents or $918 million. As the Clean Air Act, 42 U.S.C. sections 7401-7671, is further enforced along with new environmental legislation, the need to replace solvent with reactive diluents / coalescents will increase.



     According to the Chemical Marketing Reporter, October 19, 1995 edition "The $300 million additives segment is expected to continue to outpace the coatings business as a whole, and the bulk of this growth comes from the push to reduce solvent use." As the percentage of solvents in coatings continues to shrink in favor of water and additives, including reactive coalescents, demand for reactive coalescents, such as those produced by the company, should increase.


Flame Retardants


     Flame retardants comprise 40% to 50% of all additives for plastics worldwide. Historically, halogenated materials have been the preferred flame retardants, comprising about 80% of the market. In the past ten years, this group of chemicals has become the subject of legislated restrictions and in general has lost market share to less effective additives because of well known disadvantages: they often cause localized corrosion of metals in direct contact (e.g. wire and cable), cannot incinerate scrap or used product due to hazardous fumes generated, and their thermal decomposition and/or combustion results in toxic fumes. Effective early in 1991, Western Electric banned all use of halogenated chemicals from its wire and cable coatings.




     Flame retardants comprise a significant percentage of all additives for plastics worldwide. Almost 90% of the $3 billion per year domestic plastic additives sector is comprised of just four products - plasticizers, flame retardants, impact modifiers and lubricants. Of the approximately 35 billion pound annual polyolefin market, about 10% or 3.5 billion pounds contain flame retardant. At an average loading of 50 phr flame retardant, the 3.5 billion pounds polyolefins sector translates to about one billion pounds of flame retardant sold annually.


     Halogen-based FR chemicals are added at 15 to 50 phr and are currently sold at$1.40 to $2.40 per pound. The Company's flame retardants will cost about 40% less to achieve the same degree of flame retardance. Aluminum and magnesium hydroxides do not have many of the disadvantages of the halogen compounds discussed above, but these hydroxides offer limited application., and the need for as much as 75 to 85 phr in the formulation to achieve a 94V0 UL (a standard flame spread rate measurement) rating, only a small number of uses are practical. consequent to the severe degradation of the plastics properties engendered by the necessity to use such high proportions of filler. Usage of low levels of the company's organometalic coupling agents in both halogen and hydrate based flame retarded plastics (0.3- 0.5%), significantly reduces FR requirements, enhances processability and upgrades physical properties. (See "The Company's Products - Flame Retardants").













                           THE COMPANY'S PRODUCTS

Coupling Agents

         PPA offers approximately 15 different organometallic coupling agents available in liquid, powder or pelletized forms. Like their competitor products, they can be and are used primarily by plastics compounders and manufacturers of plastic products to obtain improvements such as: higher line speed, faster throughput, lower operating temperatures and pressures, better dry blend flow and hot melt flow, reduced energy requirements, better control over wall/sheet thickness, higher impact resistance and greater flame retardance.


         Since all coupling agents are presently proprietary products, the opportunity for the production of value added products utilizing these compounds is more than feasible. The overwhelming advantage of the coupling agents in almost all applications is the ability to produce a more cost effective product with the coupling agent thereby creating a true "value added" situation enabling either direct sales of the agent or production of a more finished product at competitive price advantages in large markets of essentially fungible commodities. Most purchasers in fact prefer receipt of compounded resins (resins in to which additives, such as the coupling agents, have been added) rather than the pure coupling agents (which would then be added to the resin by the end user). While margins on the value added products are lower than the coupling agents, the total gross profit from operating a compounding facility is many times greater than from sale of the coupling agents alone. It is the Company's intention to move into value added products where feasible.


          Our coupling agents have already been successful in extrusion, injection and blow molding operations, so Management assumes that coupling agents can be beneficially utilized in a large part of the total plastics market.

Reactive Coalescents

         Approximately 23 reactive coalescent packages have been developed to-date. These products allow resin producers and coatings end-users to utilize Zero VOC solutions in place of current solvent-based packages. In architectural (building) and industrial coatings, volatile organic solvents have been historically required and applied to a) dissolve the resin, and b) to provide coalescing action. PPA coalescing packages are 100% solids (after application), Zero VOC (as measured by present test methodologies), water-reducible systems that provide all of the necessary dissolution and coalescing of solvent-based systems, but which are a) without solvents for immediate Clean Air Act compliance, b) more cost effective since there is no wasted solvent to evaporate out of the coating, and of considerable importance, and c) generate harder, more durable films due to chemically reactive cross-linking versus no cross-linking in organic solvent systems.




Flame Retardants

       PPA flame retardants are non-halogenated for health and safety concerns, and they utilize coupling agents for maximum dispersion efficiency. The end result allows the end user to: a) use lower cost resin than with alterative flame retardants, b) run at 10 to 20% higher speed, and at lower temperatures, and c) only PPA offers a concentrated compound that the customer can add at a 1:1 rate to achieve high resistance such as Vo.

         PPA flame  retardants are targeted for  polyolefins  only at this time.
This  means  high   density   polyethylene,   low  density   polyethylene,   and
polypropylene.

         With respect to cost, PPA materials cost will be $0.95 to $1.10 per pound of compound for large volume purchases. This represents a distinct price advantage over the competition which typically sells for $2.80 per pound and requires as much as 45 weight percent in polyolefins to acheive 94 V0. The anticipated sales volume is 1% of the market for olefins (hydrocarbons containing at least one double bond) or 10 MM lbs/yr.


     PPA flame retardants offer U.L.94 V0 efficacy in 1/16" polypropylene at just 30 to 35 phr. PPA coupling agents are employed for their large surface activity which creates the following advantages in comparison to both halogenated and non-halogenated flame retardants:

1. The ability to use lower cost resin than with alternative  flame  retardants;
2. The melt index is basically unaffected; 3. Manufacturing processes can run at 10 to 20% higher speeds, and at lower temperatures; and, 4. PPA can offer a concentrated compound that the customer can add at a 1:1 rate to achieve high resistance such as V0. (This advantage is in comparison to non-halogenated additives only).

 As with all of the Company's products, the apparent technological superiority in flame retardant technology has yet to be translated into sales due to, in the Company's opinion, lack of funds for marketing, advertising, and sales efforts.




Governmental Regulation


     As a chemical manufacturer the Company is subject to a wide variety of local, state and federal regulations. While the Company believes that it is in compliance with all applicable regulations, there can be no assurance that from time to time unintentional violations of such regulations will not occur. In the event of such violations, the company may be subject to fines, injunctive action and other forms or governmental action which would have a material and adverse impact on the Company (see Risk Factors-Limitations Imposed by Environmental Regulation.) The following is a brief survey of some of the applicable federal regulations believed by the Company to include all material regulations. Many states, including the State of New Jersey where the Company has its principle place of business, also regulate certain aspects of the chemical industry. In general, compliance with federal regulation would comprise the more difficult burden. One example discussed herein below, California, has more stringent regulation.


         The Resource Conservation and Recovery Act 42 U.S.C. Sec. 6901-6987 ("RCRA") was enacted in 1976. The Comprehensive Environmental Response, Compensation and Liability Act, 42 USC Sec. 9601-9657 ("CERCLA") was enacted in 1980. These statutes regulate the disposed of hazardous waste and the clean-up of chemicals that have been, or will be, subject to illegal disposal. The Toxic Substance Control Act (hereinafter TOSCA) also governs aspects of chemical disposal. The Clean Air Act and the Clean Water Act also control emissions into the atmosphere and water systems (hereinafter these statutes are referred to as PCS.)

         The Company believes that it is a) not in violation of the PCS and b) not subject to the PCS because of the nature of the materials being utilized by the Company at this time. However, existing environmental laws may be amended and new laws may be enacted by Congress and state legislatures and new environmental regulations may be issued by regulatory agencies. For these reasons, the Company cannot predict the specific environmental control requirements that it will face in the future.

         Compliance with Federal, State and local provisions which have been enacted or adopted regulating the discharge of materials into the environment, or otherwise relating to the protection of the environment, may have a material effect on the capital expenditures, earnings and competitive position of the registrant and its subsidiaries.


                                   MARKETING


         Having completed Research & Development work for fifteen coupling agents, limited marketing and sales have commenced. Various powder and pellet forms of these are also available. The current list of active customers includes five plastics manufacturers. As a result of the sales effort PPA coupling agents have been accepted in several different applications such as PVC pipe production and sporting goods production.

     Trials are ongoing for the utilization of coupling agents in PVC window frames, PVC electrical conduit, glass and carbon reinforced nylon structural composites, carbon filled polystyrene electrical conductors, color concentrates in polyethylene, polypropylene and ABS (acrylonitrile butadiene styrene), and several ink and paint applications, including waterbourne and solvent based systems. So far these tests have been successful.


     The reactive coalescent packages have proven successful in wood coatings and architectural applications. Regional, national and international companies have shown interest in these products and testing by these companies are also ongoing. More specifically, the Company has submitted fifty formulations to a major western United States regional paint and coatings manufacturer which is considering adopting the Company's technology as the major technology for most of its coatings applications. Similarly, all major United States alkyd resin manufacturer's are currently evaluating the Company's reactive coalescent technology to maintain performance standards for their alkyd paints since United States Environmental Protection Agency ("EPA") AIM standards promulgated under the Clean Air Act have rendered traditional technology illegal for the production of flat alkyd paints as of September, 1999. Among the end-users evaluating finished products supplied by the company is a major naval contractor.




     Marketing in these areas have to date been limited to direct mail to potential customers and referrals through the personal business contacts of the officers. The Company has employed two commission only salesmen to expand this effort with primary focus on printing inks in Europe and alkyd paint products in the United States. Recent tests in January and March, 2000 of the ink product attracted the attention of the majority of high volume gravure ink purchasers in Germany with total combined gravure ink purchasers in excess of 1 billion dollars. Initial impact of these tests has been a request from two of these printers for test runs in their own facilities and a further test request from the printer at whose facilities the tests were run. Since these test runs consume approximately one hundred thousand dollars for paper the Company believes these test requests to be an indicator of serious interest. However, there can be no assurance that any of these printers will become customers for the Company's ink. The Company now intends to run a two to three day test run of this publication gravure ink on a test press in the United States before returning to Germany for further tests in order to reduce costs to the Company for shipping and travel. A similar test in the United States for a printer of french fry containers had been successfully concluded when the printer decided not to purchase the Company's ink. In response to this decision, the customer for whom the printing was being done, a Fortune 500 company which PPA had contacted directly, decided to change printers. The new printer tested the ink on its press in May with mixed results, so another test will be run there in June. The Company believes that this approach to marketing will be useful in the future due to the environmentally friendly aspects of the Company's products and the desire of larger companies to be sensitive to environmental concerns. The Company intends to expand these marketing efforts upon the successful conclusion of this Offering (See "Use of Proceeds") by attendance at trade shows, advertising in trade journals and by hiring additional sales personnel. The Company also plans to expand marketing to other foreign markets, especially with products that have significant environmental impacts, such as paints and inks.




     In addition, the Company has obtained the services of two manufacturer's representatives to represent the Company's paint additives business and has initiated discussions with six other manufacturer's representatives. The Company is also exploring potential distribution channels for a new line of VOC Free automotive paints. The Company has also begun discussions with a potential manufacturer's representative for paint in the European maritime industry.


         The Company is also presently conducting a test of a new water based automotive paint and clear coat at a body shop in Hackensack, New Jersey. So far the results have produced a marginally acceptable product so the body shop is continuing to test revised versions of the paint and clear coat, but has not yet deemed them good enough to commence purchases. The Company believes that sampling to body shops constitutes both a viable marketing strategy and an aid to product development and intends to continue this methodology.


ADDITIONAL FINANCING


         The Company believes that the maximum proceeds of this Offering will allow the Company to meet all of its presently planned future operations for at least twelve months. However, the Company's anticipated development projects may require a substantial amount of funds in order to fully develop these proposed future products to their fullest potential. (See "Use of Proceeds" and "Financial Statements.") The proceeds of this Offering may be inadequate to permit the Company to achieve its research objectives, and there can be no assurance that the Company will be able to raise additional funds when needed on terms acceptable to the Company, if at all. (See "Risk Factors - Additional Capital.")



COMPETITION

     In each of the product areas in which the Company operates it is subject to competition from firmly established, very large and very numerous competitors which have far greater resources, staffs, facilities and reputations than those possessed by the Company. The same will be true after this offering. There can be no assurance that the Company will be able to sell its products successfully in light of this competition, or that if it does succeed in selling its products initially that the Company will be able to withstand attempts by these competitors to market against the Company. Further, there can be no assurance that any new market opened by the Company will not become the object of efforts by these competitors to take over these markets. Also, there can be no assurance that new products will not be developed by these competitors that are superior to or marketed more successfully than the Company can market its products. In the event that the Company cannot successfully compete against these larger companies the business of the Company will be materially and adversely affected.



EMPLOYEES


         The Company employs a President and an Executive Vice President for Scientific Affairs. In addition, the Company employs one chemical technician, two commission only marketing representatives, and one part-time secretary. During the next twelve months the Company anticipates opening several production facilities requiring the acquisition of about one hundred production personnel, plant management and technical sales representatives. There can be no assurance that the Company will be able to hire such personnel or if hired retain their service.


PROPRIETARY RIGHTS

         The Company relies on a combination of patent and trade secret laws, nondisclosure and other contractual agreements and technical measures to protect its proprietary rights in its products. Despite these precautions, unauthorized parties may attempt to copy aspects of the Company's products or to obtain and use information that the Company regards as proprietary.


     The Company believes that its products, trademark and other proprietary rights do not infringe on the proprietary rights of third parties. There can be no assurance, however, that third parties will not assert infringement claims against the Company in the future. (See "Risk Factors - Product Protection and Infringement.") In the event that pending applications are not granted, or if subsequently obtained patents are either invalidated or designed around, the Company would be materially and adversely affected.


FACILITIES


     The Company leases 4,000 square feet of industrial space and 2,000 square feet of office space under a three year lease with an option to extend the lease for three years at 163 South St. in Hackensack, New Jersey. The lease contains cost of living increases and current rent payments, including taxes, are $3,513 per month. The Company anticipates renting additional production facilities upon the successful conclusion of this offering as required by demand for the Company's products.



                                   MANAGEMENT

         The names of the Officers and Directors of the Company, their ages and positions with the Company are as follows:





Name                      Age           Position

Roger Fidler               49           President, Director
Gerald Sugerman            61           Executive Vice President,Secretary,
James Wright               66           Director
Albert Mersberg            59           Director


The above officers and directors will hold office until the next annual meeting, or until their successors are elected and qualified.


MANAGEMENT


     Roger L. Fidler Mr. Fidler has been President of the Company and a director of the company since inception in July 1994. Until February, 1999, Mr. Fidler devoted a minimal amount of his time to the Company. Starting in February, 1999, he has devoted about half of his time to the Company. He has been continuously, and is presently, engaged in the private practice of law as a sole proprietor since 1983 and has held several directorships in both private and public corporations. During the time period from 1992 to the present, Mr. Fidler has been employed both as President of the Company and engaged in the private practice of law. He is currently President and Sole Director of Global Agri-Med Technologies, Inc., a public company. Mr. Fidler holds degrees in Law (J.D.) from the University of South Carolina, Columbus, South Carolina (1977), in Physics (M.S.) from the University of Illinois Urbana, Illinois (1974) and a B.S. from Dickinson College (1972), Carlisle, PA.


     Gerald Sugerman, Ph.D. Dr. Sugerman has served full time as Executive Vice President, Sectretary, Treasurer, and as a director of the Company since inception in July of 1994. As PPA's Chief Scientist he is in charge of all technical developments. From February, 1992 until July, 1994, Dr. Sugerman was President of Pi-Tech Inc., a specialty chemical company. Dr. Sugerman received his Ph.D. in organic chemistry from Fordham University in 1960, and holds several other degrees. He has authored over 100 papers and holds more than fifty patents. Dr. Sugerman is also a director and minority shareholder in Blue Ridge Technologies, Inc., a related party.


     James Wright Mr. Wright has been a director since inception. Mr. Wright is a retired businessman who until 1989 was a principal in a sand and gravel mining company in New Jersey. Mr. Wright holds a Bachelor of Science degree in Business Administration from Rider University (B.S. 1961), Lawrenceville, New Jersey. Mr. Wright serves on the Audit Committee.



     Albert Mersberg Mr. Mersberg became a director of the Company in September, 1997. He had previously consulted for the Company from inception until November, 1996. He is currently President of Blue Ridge Technologies, Inc., a related party to the Company by virtue of having two common directors and one common shareholder, where he had been employed since July 1999. He was previously employed at Blue Ridge Paint, Inc. of Henry Va, where he was a Technical manager from June, 1998 until July, 1999. From December, 1996 to June, 1998 Mr. Mersberg was the Technical Manager of New Product Development for Sampson Coatings, Inc. of Richmond, VA. Prior to that, Mr. Mersberg was employed by Lawrence McFadden Co. in Philadelphia, PA from 1991 to December, 1996 in a similar capacity. He holds a B.S. degree in Chemistry from the State University of New York at Buffalo.



                      REMUNERATION OF OFFICERS AND DIRECTORS

     No officer of the Company has received compensation since inception in July, 1994 except Dr. Sugerman, Exec. V.P. of the Company. Directors are not compensated for serving on the Board of Directors. No contingent forms of remuneration, property, or other benefits were conferred during that period.

     The Company has entered into written employment and assignment agreements with Gerald Sugerman and Roger Fidler. Pursuant to these Agreements, Mr. Sugerman assigned his rights to any and all technologies and improvements thereto to the products presently marketed by the Company and which he may develop from time to time while employed by the Company. Mr. Fidler's contract was modified with his consent to provide that his salary will commence upon completion of financing or gross profits in excess of $30,000 per month. The capacity and annual salaries for key management is set forth below.








                            Summary Compensation Table


                   Fiscal                  Annual  Compensation          Long Term
Name & Position    Year      Salary        Bonus    Other(1)           Compensation




Roger Fidler       Current   -0-(2)          -0-       $500,000        -0-
 President          1998     -0-(2)          -0-         -0-           -0-
                    1997     -0-(2)          -0-         -0-           -0-
                    1996     -0-(2)          -0-         -0-           -0-


Gerald Sugerman    Current   $120,000(3)     -0-         -0-           -0-
  Executive  Vice   1998     $120,000(3)     -0-         -0-           -0-
  President;        1997     $120,000(3)     -0-         -0-           -0-
  Director          1996     $120,000(3)     -0-         -0-           -0-






(1) Mr. Fidler's contract provides for sale commissions which have not been earned to the date of this Prospectus. The $500,000 in non-cash compensation is the result of the exercise of options on 100,000 shares at $1.00 per share. Mr. Sugerman's contract provides for royalties of 5% on sales to a maximum of $350,000 in payments, and 2% of sales thereafter.



(2) Mr. Fidler's contract provides for his base compensation of $120,000 to begin either after financing has been completed or the Company reaches $30,000 per month in gross income. Neither of these conditions has been met yet, and therefore Mr. Fidler has not yet received any remuneration from the Company.


(3)       Mr.  Sugerman  has  been  accruing  $10,000  per  month as part of his remuneration agreement with the Company. This amount has been converted into preferred stock on various occasions, as noted in the Financial Statements.










                            STOCK OPTION INFORMATION



         The following table sets forth certain information with respect to the value of stock options held by the Named Executive Officers and Directors for through the period ended December 31, 1999.








                       Fiscal Year-End Option Value Table


                                     Number Of Securities          Value of Unexercised
             Shares                Underlying Unexercised          In-the-Money Options at
           Acquired                Options On Dec. 31, 1999       December 31, 1999($)(1)(2)(3)
           On Value                ------------------------        ------------------------

              Exercise Realized    Exercisable Unexercisable      Exercisable Unexercisable


Roger Fidler    -0-    -0-          445,000     -0-                 2,100,000   -0-


Gerald Sugerman -0-    -0-          850,000     -0-                 4,200,000   -0-


James Wright    -0-    -0-          100,000      -0-                   500,000  -0-

Albert Mersberg -0-    -0-            5,000      -0-                    25,000  -0-

-----------




(1) Based upon an assumed initial public offering price of $6.00 per share of Common Stock.

(2) Options are in-the-money if the fair market value of the Common Stock exceeds the exercise price.

(3) Represents the total gain which would be realized if all the in-the-money options beneficially held at December 31, 1999 were exercised, determined by multiplying the number of shares underlying the options by the difference between the per share option exercise price and $6.00, the fair market price as of the initial public offering date, as determined by the offering price.



                    EMPLOYEE STOCK OPTION PLAN INFORMATION

         The Company has adopted a Stock Grant Program and a Stock Option Program. The Stock Grant Program provides for the issuance to officers, directors and key employees stock grants as determined by the Board of Directors. The recipient must continue employment with the Company for two years after the grant is made or forfeit the stock. The stock option program is also available for officers, directors and key employees and permits the Board to issue options which are exercisable in equal amounts over a five year period. Any unvested options expire upon the termination of employment with the Company. To the date of this Prospectus, no stock options have been issued pursuant to the Stock Option Program and no grants were made under the Stock Grant Plan.



                             CERTAIN TRANSACTIONS

     The Company was organized primarily through the efforts of Roger Fidler and incorporated on July 22, 1994 under the laws of the State of New Jersey. On July 29, 1994, the Company's Board of Directors approved the issuance of 75 shares each to Mr. Fidler and James Wright as consideration for organizational expenses and services valued at $100 each.


     On October 24, 1994, an agreement was made by which the Company acquired certain license rights in return for the assumption of certain liabilities and the issuance of 975 Shares to Gerald Sugerman.


     Effective November 1, 1994, the Company entered into a two year employment contract with Gerald Sugerman which provides for salary of $120,000 per annum. In June, 1996 the Company entered into a five year employment agreement with Dr. Sugerman requiring the payment of $10,000 per month plus 5% royalty on sales he makes up to a maximum salary of $350,000. In addition, he receives life insurance equal to twice his annual salary, disability insurance, vacation pay, and sick leave.




     On February 5, 1996, the Company entered into an employment agreement with Roger Fidler by which Mr. Fidler's salary would be set by the Board of Directors from time to time. This salary will commence at the rate of $10,000 per month when the Company has additional financing of $2,000,000 or more, or gross profits exceeding $30,000 per month. In addition, Mr. Fidler receives commission on gross sales of between 10% and 15% on sales initiated by him. No such sales have been made to the date of this Prospectus.

     Roger Fidler and Gerald  Sugerman have from time to time loaned the Company cash, or have expended cash on behalf of the Company. During the last fiscal year the highest amounts loaned by Mr. Fidler was $54,504, and the largest amount loaned by Dr. Sugerman was $133,797. As at May 9, 2000, the balance of these loans were, respectively, $143,673 and $194,598. These loans are evidenced by notes bearing 6% interest and due January 1, 2001. The intent of the Company is to pay these notes from either profits or future financing.



     Blue Ridge Technologies, Inc., a Virginia corporation, on which board of directors Gerald Sugerman and Albert Mersberg, both directors of the Company, also serve and in which Gerald Sugerman is a significant minority shareholder, leases certain equipment from the Company for $850 per month.


     The transactions between officers and directors of the Company and the Company and its affiliates are made on terms no less favorable to the Issuer than those available from unaffiliated parties. Future transactions will be handled in the same fashion.






                                PRINCIPAL SHAREHOLDERS

          The following table sets forth information with respect to the share ownership, both before and after the prospective closing of the offering made hereby, of the Company's common stock by its officers and directors, both individually and as a group, and by the present record and/or beneficial owners of more than 5% of the outstanding amount of such stock:






                                    Number of   Percentage(2)      Percentage(2)
Name                                Shares      of shares of       shares
                                    Owned       Owned Prior        After
                                                to Offering        Offering

                                                                   (Maximum)
Gerald

Sugerman(1)                         1,825,000   71.6%              47.1%
8 Cambridge Dr
Allendale, NJ 07401

Roger Fidler(1)                     620,000     28.9%              15.49%
400 Grove Street
Glen Rock, NJ 07452

James Wright                         175,000    9.74%               2.9%
244C Mayflower Way
Jamesburg, NJ 08831


Albert Mersberg                          -0-      -0-               -0-
1607 Mulberry Road
Martinsville, VA 24112


Officers
and Directors

as a Group(4 persons)              2,620,000  110.24%              65.49%



-----------------






(1) Gives effect to 445,000, 850,000 and 100,000 shares underlying options held by Fidler, Sugerman, and Wright respectively. Due to the method of computing percentages of beneficial ownership required by federal regulation the totals exceed 100%


(2) Does not give effect to (i) up to 500,000 shares of Common Stock issuable upon the exercise of the Class A Unit Warrants; and (ii) the common shares underlying the Underwriter's Warrant Units (150,000 shares). See "Plan of Distribution" and "Certain Transactions."




                            DESCRIPTION OF SECURITIES

Preferred Stock



     The authorized capital stock of the Company consists in part of 1,000,000 shares of Preferred Stock, $100 par value per share (the "Preferred Stock"). The Company's present issued and outstanding number of Preferred shares is 4,806. The holders of Preferred Stock have preference as to liquidation, receive a 5% dividend, and may have their shares redeemed by the Company at par value plus accrued dividends during a five year period.



Common Stock



     The authorized capital stock of the Company consists of, in part, 10,000,000 shares of Common Stock, without par value (the "Common Stock"). The Company's present issued and outstanding number of common shares is 1,697,500. The holders of Common Stock have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors of the Company; are entitled to share ratably in all of the assets of the Company available for distribution to holders of Common stock upon liquidation, dissolution or winding up of the affairs of the Company; do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions applicable thereto. Such shares are entitled to one vote per share on all matters which stockholders may vote on at all meetings of shareholders. All shares of Common Stock now outstanding are fully paid and nonassessable and all shares of Common Stock which are the subject of this Offering, when issued, will be fully paid and nonassessable.



Non-Cumulative Voting


     The holders of shares of Common Stock of the Company do not have cumulative voting rights. Thus, the holders of more than 50% of such outstanding shares, voting for the election of directors, can elect all of the directors to be elected, and in such event, the holders of the remaining shares will not be able to elect any of the Company's directors. If the shares offered hereby are sold, the present shareholders will own approximately 60.9% of the Company's outstanding shares. If the options held by management were exercised, the present shareholders would own 73.9% of the Company's outstanding shares, and in either event, will remain in a position to elect all of the members of the Board of Directors. Further, if Mr. Sugerman, Executive Vice President of the Company, exercised his options only, he would own approximately 53.6% of the Company's Common Stock and would therefore control the Company. (See "Principal Shareholders").


Transfer Agent and Registrar


     The Company has chosen Jersey Transfer & Trust Company of Verona, New Jersey as its transfer agent.



Reports to Shareholders

     The Company intends to furnish its shareholders with annual reports containing audited financial statements as soon as practicable at the end of each fiscal year, commencing with the next fiscal year. In addition, the Company may, from time to time, issue unaudited interim reports and financial statements.

Dividends

     The payment by the Company of dividends, if any, in the future rests within the discretion of its Board of Directors and will depend, among other things, upon the Company's earnings, its capital requirements and its financial condition, as well as other relevant factors. The Company has not paid any dividends to date and does not anticipate that it will be in a position to pay any dividends in the foreseeable future.


                                  PLAN OF DISTRIBUTION

     The Company is offering hereby up to a maximum of 1,000,000 Units on a "best efforts" basis. There is no minimum amount required to close this Offering. The securities offered hereby may be sold by selected broker/dealers who are members of the National Association of Securities Dealers, Inc. ("NASD Member Firms").

     The Company will pay to such firms a commission not to exceed 8% of the gross amount of all Units sold by such an NASD Member Firm. All other sales will be effected by Roger Fidler, President and a director of the Company, without compensation. Officers and directors of the Company may purchase up to ninety
(90) percent of this Offering, including Units needed to close the Offering.

     The  Company  does not  anticipate
sales to discretionary accounts by the NASD Member Firms to exceed ten (10%) percent of the total number of Units offered hereby.

     The Company will agree to indemnify the NASD Member Firms against certain liabilities, including liabilities under the Securities Act, or to contribute to payment that the NASD Member Firms may be required to make.


         The offering

will terminate 90 days after the Effective Date, unless extended for an additional sixty (60) days by the Company. There will be no escrow account. All subscriptions will be accepted or rejected within one day of receipt.


     Shareholders who currently hold four percent (4%) or more of the Company's outstanding shares have agreed to "lock-up" their securities (i.e. not to sell, grant any option for sale, or otherwise dispose of, directly or indirectly, any shares they hold) of the Company's Common Stock or other securities of the Company which they hold for a period of three months from the date of the consummation of the Offering.

     The holders of 1,500,000 outstanding shares of Common Stock, including all of the Company's directors, officers and principal stockholders, have agreed not to directly or indirectly, offer to sell, contract to sell, sell, transfer, assign, encumber, grant an option to purchase, pledge or otherwise dispose of any beneficial interest in such securities for a period of three(3) months following the conclusion of this Offering. An appropriate legend shall be marked on the face of the certificates representing all of such securities.



     Prior to this Offering, there has been no public market for the Securities. Consequently, the initial public offering prices of the Securities and the terms of the Redeemable Warrants have been arbitrarily determined by the Company and are not necessarily related to the Company's asset value, net worth or other established criteria of value. The factors considered in such public offering price, in addition to prevailing market conditions, include the history of and prospects for the industry in which the Company competes, an assessment of the Company's management, the prospects of the Company, its capital structure and certain other factors as were deemed relevant.



     The foregoing is a summary of the principal terms of the agreements described above and does not purport to be complete but does include all material terms . Reference is made to a copy of each such agreement which is filed as an exhibit to the Registration Statement.



     The Company may also sell to the NASD Member Firms, if any, warrants (the "Underwriter's Warrants") to purchase up to 100,000 Units at a price $9.90 per Unit. The purchase price of these warrants is $0.001 per warrant. The Underwriter's Warrants will be exercisable for a period of four years commencing one year after the Effective Date of this Offering, at an initial per Unit exercise price of 165% of the offering price per Share. The Underwriter's Warrants cannot be transferred, assigned or hypothecated for one year from the date of their issuance, except that they may be assigned, in whole or in part, to any successor, officer or partner of any participating NASD Member Firm (or to officers and partners of any such successor or partner). The Underwriter's Warrants will contain anti-dilution provisions providing for appropriate adjustment of the exercise price and number of Shares which may purchased upon exercise upon the occurrence of certain events. The anti-dilution provisions of the Underwriter's Warrants generally are triggered by the issuance of Common Stock (or securities convertible or exchangeable into common stock) by the Company at prices below the market price of the Common Stock at the time of such issuance (subject to certain exceptions), as well as stock splits, stock dividends and other similar dilutive events in which the Company increases its outstanding stock without receiving additional consideration.


         The Company will upon request of any participating NASD Member Firm, within the four-year period commencing one year from the Effective Date, register the Underwriter's Warrants and the underlying securities once at the Company's expense. The Company has also agreed, during the four-year period commencing one year from the Effective Date, to register on a "piggy-back" basis, and on an unlimited number of occasions, the Underwriter's Warrants and the underlying securities whenever the Company files a Registration Statement.



LITIGATION

     There is no pending or threatened litigation involving the Company,  except that one of the Company's bridge note purchasers, Eve Chang, filed on September 9, 1999, a complaint for collection in the Superior Court of New Jersey for Bergen County, Law Division. The Company believes that it has a meritorious counterclaim against Mrs. Chang and her husband, An Lou Chang, based upon misrepresentations made by An Lou Chang with respect to the Company's dealings with Enviro Ink, Inc. of Montreal, Canada. Management intends to defend this legal action vigorously. Eve Chang seeks collection on the bridge note with interest in the total amount of $75,851.81. The Company seeks damages in the amount of $85,000 plus punitive damages due to the intentional nature of the Chang's actions. However, the Company has also allocated a sufficient amount of the proceeds of this Offering to effect a complete pay-off of the debt comprising the subject matter of this action.



                                 LEGAL MATTERS

     The validity of the shares of Common Stock offered hereby are being passed upon for the Company by Jay Hait, Esq., 130 William St., Suite 807 New York, NY 10038. The Law Office of Roger Fidler is owed $150,000 for services rendered in connection with this offering. Mr. Fidler is the beneficial owner of 175,000 shares of the Company's Common Stock, holds an option to acquire 445,000 more shares, and from inception until the date of this Prospectus was and is a director and president of the Company. Mr. Hait is the beneficial owner of 31,000 shares of the Company's Common Stock.



                                     EXPERTS

         The financial statements of PPA Technologies, Inc. for the years ending June 30, 1999 and June 30, 1998 included elsewhere in this Prospectus have been included herein and in reliance upon the report of Thomas P. Monahan, CPA, an independent certified public accountant, appearing elsewhere herein, and upon the authority of said firm as an expert in accounting and auditing.


                           ADDITIONAL INFORMATION

     The  Company  will not become  subject  to the  reporting  requirements  of
Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 until completion of this Offering. The Company has filed with the Securities and Exchange Commission (the "Commission"), Washington, D.C. 20549, a Registration Statement on Form S-1, including amendments thereto, under the Act with respect to Securities offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits and schedules filed therewith, certain portions of which have been omitted as permitted by the rules and regulations of the Commission. For further information with respect to the Company and the Securities offered hereby, reference is hereby made to such registration statement and to the exhibits and schedules filed therewith. Statements contained in the Prospectus regarding the contents of any contract or other document referred to are not necessarily complete and, in each instance, reference is made to the copy of such contract or other document filed as an exhibit to the registration statement, each such statement being deemed to be qualified in its entirety by such reference. The registration statement, including all exhibits and schedules thereto, may be inspected without charge at the principal office of the Commission, Public Reference Room, 450 Fifth Street, N.W., Washington, D.C. 20549-1004, and at the regional offices of the Commission located at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511 and at 7 World Trade Center, Suite 1300, New York, New York 10048 and copies of all or any part thereof may be obtained from such offices upon the payment of prescribed fees.

`



                                THOMAS P. MONAHAN
                           CERTIFIED PUBLIC ACCOUNTANT
                              208 LEXINGTON AVENUE
                           PATERSON, NEW JERSEY 07502
                                 (201) 790-8775
                               Fax (201) 790-8845



To The Board of Directors and Shareholders of PPA Technologies, Inc.


I have audited the accompanying balance sheet of PPA Technologies, Inc. as of June 30, 1999 and the related statements of operations, cash flows and shareholders' equity for the years ending June 30, 1998 and 1999. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.


       I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

       In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of PPA Technologies, Inc. as of June 30, 1999 and the results of its operations, shareholders equity and cash flows for the years ending June 30, 1998 and 1999 in conformity with generally accepted accounting principles.

       The accompanying financial statements have been prepared assuming that PPA Technologies, Inc. (a development stage company) will continue as a going concern. As more fully described in Note 2, the Company has incurred operating losses since inception and requires additional capital to continue operations. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans as to these matters are described in Note
2. the financial statements do not include any adjustments to reflect the possible effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result from the possible inability of PPA Technologies, Inc. (a development stage company) to continue as a going concern.


                                                      s/Thomas Monahan
                                                     ----------------------
                                                     Thomas P. Monahan, CPA
September 23, 1999
Paterson, New Jersey





                                      PPA TECHNOLOGIES, INC.
                                   (A Development Stage Company)

                                           BALANCE SHEET
                                                  June 30,         March 31,
                                                    1999             2000

                                               -------------     -------------
                              Assets


Current assets

  Cash                                              $ 9,539         $1,414
  Accounts receivable                                 6,099          5,792
  Inventory                                          88,592         50,190

                                                    -------         ------

  Total current assets                              104,230         57,396

Capital assets-net                                  107,750         93,663


Other assets

  Deferred offering costs                                          184,000
  Security deposit                                    5,000          5,000
  License                                             1,350          1,350

                                                    -------          -----

                                                      6,350        190,350

                                                    -------          -----

  Total Assets                                     $218,330       $341,409

                                                    =======        =======

                                LIABILITIES AND STOCKHOLDERS EQUITY
Current liabilities

  Accounts payable and accrued expenses            $165,168       $474,986
  Notes payable-short term portion                  464,900        498,425
  Officer loan payable                              188,301        322,905

                                                    -------        -------

  Total current liabilities                         818,369      1,296,316



Stockholders Equity
  Common Stock-10,000,000 common shares

 authorized, no par. At June 30, 1999,
 and March 31, 2000, the number
 of shares outstanding was  1,697,500
 and 1,697,500 respectively                         779,250        779,250

 Preferred Stock-1,000,000 preferred shares authorized,  $100 par value. At June
 30, 1999 and March 31, 2000, the number of shares outstanding was 4,806

 and 4,806 respectively     .                       480,600        480,600


 Deficit accumulated during development stage    (1,859,889)    (2,214,757)

                                                   --------      ---------

  Total stockholders equity                        (600,039)    (  954,907)

                                                    -------      ---------

  Total liabilities and stockholders equity        $218,330       $341,409

                                                   ========      =========




                         See accompanying notes to financial statement









                                PPA TECHNOLOGIES, INC.
                          (A Development Stage Company)
                             STATEMENT OF OPERATIONS


                                                                         For the
                                                                       period from

                         For the  For the    For the     For the       inception,
                           year     year   nine months   nine months     July 22,
                          ended    ended     ended          ended        1994 to
                         June 30, June 30,   March 31,   March 31, March 31,
                           1998     1999      1999          2000           1999

                         --------- -------  ------------ ------------  ---------


Sales                     $148,537 $101,272   $94,752      $19,061         $786,758

Cost of goods sold          95,687   54,696    62,491        5,894          500,334

                           -------   ------   -------        -----         -------


Gross profit                52,850   46,576    32,261       13,167          286,424


Operating expenses
  General and

  administrative           429,109  269,660   205,888      234,710        1,455,179
  Bad debt expense          41,875   68,139    57,139                       110,014
  Non cash compensation
   charges                 500,000                                          542,500
  Research and
  development               50,243   54,644    54,644       65,000          169,887
  Depreciation               8,031   33,794    10,084       25,831           87,497

                           ------   ------     ------      ------         --------
  Total operating

  expenses               1,029,258  426,237   327,755      325,541        2,365,077

(Loss) from operations    (976,408)(379,661) (295,494)    (312,374)      (2,078,653)


Other expenses

  Interest expense         (43,385) (47,160)  (35,985)     (42,494)       (136,104)

                          --------   ------   -------     --------       ---------

  Total other expenses     (43,385) (47,160)  (35,985)     (42,494)       (136,104)

  Net loss             $(1,019,793$(426,821)$(331,479)   $(354,868)    $(2,214,757)

                        ==========  =======   =======      ========     ==========

Net loss per share

 basic and diluted        $(.15)    $(0.09)    $(0.07)     $(0.08)        $(.49)

                           ====       ====      =====        ====           ====

Weighted average
 number of shares
  outstanding basic

  and diluted            3,512,567 4,516,291 4,516,291    4,516,291    4,516,291

                        =========  ========= =========    =========    =========









     See accompanying notes to financial statements.



                                              For the     For the
                                               three       three
                                               months      months
                                               ended       ended
                                             March  31,  March 31,
1999           2000

                                             Unaudited    Unaudited
                                             ---------    ---------


Sales                                          $38,620     $7,890

Cost of goods sold                              29,585      2,130

                                               ------    -------


Gross profit                                    9,035      5,760

Operating expenses
  General and
  administrative                               51,135     72,457
  Bad debts
  Research and
  development                                  20,000     20,000
  Depreciation                                  2,000      9,000
                                               ------     ------
 Total operating
  expenses                                     73,135    101,457

(Loss) from operations                       ( 64,100)   (95,697)


Other expenses

  Interest expense                            (13,635)  (15,357)

                                              --------  --------

 Total other expenses                         (13,635)  (15,357)

  Net loss                                  $( 77,735) $(111,054)
                                            =========     =======


Net loss per share

 basic and diluted                             $(.02)      $(0.03)

                                             =======       =======

Weighted average
  number of shares
  outstanding basic
  and diluted                                4,516,291  4,516,291
                                          =========    ==========


     See accompanying notes to financial statements.







                            PPA TECHNOLOGIES, INC.

                          (A Development Stage Company)
                             STATEMENT OF CASH FLOWS



                                                                         For the
                                                                       period from

                         For the  For the    For the     For the       inception,
                           year     year    nine months nine months     July 22,
                          ended    ended     ended          ended        1994 to
                         June 30, June 30,   March  31,   March 31,    March  31,
                           1998     1999      1999          2000           1999
                                             Unaudited     Unaudited   Unaudited
                         --------- -------  ------------ ------------  ---------


CASH FLOWS FROM OPERATING ACTIVITIES

  Net profit (loss)   $(1,019,793)$(426,821)  $(331,479) $(354,868)  $(2,214,757)
  Depreciation              8,031    33,794      27,666      25,831       87,497

 Non cash common stock

   compensation           500,000                                        542,500
  Non cash preferred

   stock compensation      76,153                30,000                  106,153

Adjustments

  Accounts receivable      (3,975)        609   ( 1,833)         307      (5,792)
  Inventory               (16,748)    (29,167)  (15,862)      38,402     (50,190)
  Accounts payable and
  accrued expenses         20,146     127,339    31,636      309,818     474,986

                          -------     -------    ------       ------     -------
TOTAL CASH FLOWS
PROVIDED (USED) FROM

 OPERATIONS              (424,165)   (294,246)  (259,872)     19,490  (1,059,603)


CASH FLOWS FROM INVESTING ACTIVITIES
  Accounts receivable

  related party                       (41,876)   (25,765)
Deferred offering
costs                                (184,000)  (184,000)
  License Fee                                                            (1,350)
  Security deposit                                                       (5,000)
 Capital asset additions (128,012)     (5,025)  (145,939)     (11,744)  (181,160)

                         --------     -------   -------      -------     -------
TOTAL CASH FLOWS
PROVIDED (USED)FROM

INVESTING ACTIVITIES     (169,890)     36,851   (171,704)    (195,744)  (371,510)


CASH FLOWS FROM FINANCING ACTIVITIES

 Officer loan             (43,834)    185,734   (21,124)      134,604     322,905
 Preferred stock           71,347      36,500    58,000                  374,447
 Notes payable            170,885      44,700    93,347       33,525     498,425
 Sale of common stock                 185,000    96,331                  236,750

                          -------     -------    ------     --------     -------
CASH FLOWS PROVIDED
(USED) FROM FINANCING

ACTIVITIES                383,398     266,934   226,554      168,129   1,432,527

NET INCREASE (DECREASE   (210,657)      9,539  (205,022)        (8,125)      1,414
CASH BALANCE BEGINNING
 OF PERIOD                210,657        -0-    210,657        9,539         -0-

                         --------     ------- ---------    ---------   ---------
CASH BALANCE END OF

 PERIOD                     $-0-       $9,539    $5,635        1,414      $1,414

                           ========    ======= =========  =========     ========




                 See accompanying notes to financial statements






                             PPA TECHNOLOGIES, INC.
                          (A Development Stage Company)
                        STATEMENT OF STOCKHOLDERS EQUITY
                                     Deficit
                                   accumulated
                                                             during                                Common  Common   Preferred

Preferred     development

   Date        Stock   Stock     Stock         Stock          stage         Total
   ----       ------  -----    ---------     ---------     ------------    -------

7-22-1994(1)      150    $100                                                $100
7-24-1994(2)    1,350   1,350                                               1,350
6-30-1995    Net loss                                        (111,797)  (111,797)

            ---------  -----   ---------     ---------       --------    -------
6-30-1995       1,500   1,450                                 (111,797)  (110,347)
            =========  =====   =========     =========       ========    =======


5-31-1996(3)   30,000     300                                                 300
2-28-1996(4)           42,500                                              42,500
6-28-1996(5)1,500,000   1,450                                               1,450
6-30-1996(6)   25,000  50,000                                              50,000
6-30-1996(7)                     2,966       296,600                      296,600
6-30-1996    Net loss                                         (157,215)  (157,215)

             --------  ------  --------     --------           -------    -------


6-30-1996   1,555,000  94,250    2,966      $296,600         $(269,012)  $121,838


6-30-1997    Net loss                                         (144,263)  (144,263)
             -------- -------  -------      --------           -------   --------


6-30-1997   1,555,000 $94,250    2,966      $296,600         $(413,275)  $(22,425)
6-30-1998(6)   42,500  85,000                                              85,000
6-30-1998(8)  100,000 100,000                                             100,000
6-30-1998(8)          500,000                                             500,000
6-30-1998(7)                     1,475       147,500                      147,500
6-30-1998    Net loss                                       (1,019,793)(1,019,793)

             -------- ------- --------      --------         ---------  ---------


6-30-1998   1,697,500$779,250    4,441      $444,100       $(1,433,068) $(209,718)


6-30-1999(7)                       365       $36,500                       36,500
6-30-1999    Net loss                                         (426,821)  (426,821)

           --------   ------- --------      --------          ---------  --------

6-30-1999   1,697,500$779,250    4,806      $480,600       $(1,859,889) $(600,039)


Unaudited

Net loss                                                      (354,868)  (354,868)

             --------   ------- --------      --------      ---------   --------

03-31-2000  1,697,500$779,250    4,806      $480,600      $(2,214,757) $(954,908)

            ========= ======= =========     ========        ==========    =======



(1) Sale of 150 shares of common stock for $100.
(2) Exchange of shares of common stock for acquisition of license agreement. (3) 30 shares of Common stock sold Pursuant to Reg. D at $10 per share restated
     to 30,000 shares post forward split at $.01 per share.

(4) Issuance of 425,000 options to Roger Fidler as compensation valued at $.10 per option (5) Forward split of common shares in a ratio of 1,000 to 1. (6) Private placement of 25,000 shares of common stock at $2.00 per share for

    $50,000.

(7) Conversion of debt into preferred stock at $100 par value each by Gerald Sugarman.
(8) Issuance of compensatory stock to Mr. Roger Fidler



                                See accompanying notes to financial statements.

                              PPA TECHNOLOGIES, INC.

                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                                  June 30, 1999




Note 1. Organization of the Company and Issuance of Capital Stock

       a. Creation of the Company

       PPA Technologies, Inc. (the "Company") was incorporated on July 22,1994 under the laws of the State of New Jersey with an authorized number of common shares of 2,500 no-par value. On June 20, 1996, the certificate of incorporation was amended changing the number of common shares authorized to 10,000,000, no par value each and 1,000,000 preferred shares, $100 par value each.

       b. Description of the Company

       The Company has under development and will manufacture and distribute specialty chemicals and chemical additives.

       c. Issuance of Common stock

        On July 23, 1994, the Company sold 75 shares of common stock to Roger Fidler and 75 shares of common stock to James Wright for a total consideration of $100.

       On July 24, 1994, the Company acquired certain patented technologies from Broadwater Developments, Inc. ("Broadwater"), a British Columbia corporation for 375 shares of common stock and Gerald Sugerman for 975 shares of common stock relating to coupling agents to be used as paint additives. The Company has assigned a value of $1.00 per share of common stock or $1,350 as the cost basis of this transaction.


       On May 31, 1996, the Company sold, pursuant to a private placement under "Rule 504" of the Securities Act of 1933, as amended, an aggregate of 30,000 shares of common stock at $.01 per share for an aggregate consideration of $300.


       On June 28, 1996, the Company forward split the number of common shares outstanding in the ratio of 1,000 to 1 restating the number of common shares outstanding from 1,500 to 1,500,000.

       As of June 30, 1996, the Company sold 25,000 shares of common stock at $2.00 per share for a total of $50,000 through a private placement.

        As of July, 1997, the Company sold 42,500 shares of common stock for aggregate consideration of $85,000 or $2.00 per share.

       As of June 30 1998, Mr. Fidler exercised 100,000 options into 100,000 shares of common stock for and aggregate consideration of $100,000. In addition the Company recognized $500,000 as non cash compensation for an aggregate consideration of $600,000 or $6.00 per share.

       d. Issuance of Preferred Stock

       On June 30, 1996, the Company issued 2,966 shares of preferred stock to Gerald Sugerman in exchange for moneys due plus accrued and unpaid salary and moneys advanced to the Company aggregating $296,600 including accrued interest.

       As of June 30, 1998, the Company issued 1,475 shares of preferred stock to Gerald Sugerman in exchange for moneys due for accrued and unpaid salary and moneys advanced to the Company during the period July 1, 1997 through June 30, 1998 aggregating $147,500 including accrued interest.

       As of June 30, 1999, the Company issued 365 shares of preferred stock to Gerald Sugerman in exchange for moneys due for accrued and unpaid salary and moneys advanced to the Company during the period July 1, 1998 through December 31, 1998 aggregating $36,500 including accrued interest.

       Note 2. Summary of Significant Accounting Policies

       a. Basis of presentation


       The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company incurred net losses of $2,172,257 for the period from inception July 22, 1994 to March 31, 2000. These factors indicate that the Company's continuation as a going concern is dependent upon its ability to obtain adequate financing. The Company is anticipating that with the completion of a public offering and with the increase in working capital, the Company will experience an increase in sales. The Company will require substantial additional funds to finance its business activities on an ongoing basis and will have a continuing long-term need to obtain additional financing. The Company's future capital requirements will depend on numerous factors including, but not limited to, continued progress developing its source of inventory, continued research and development and initiating marketing penetration. The Company plans to engage in such ongoing financing efforts on a continuing basis.


       The financial statements presented at June 30, 1999 consist of the balance sheet as at June 30, 1999 and the statements of operations, cash flows and stockholders equity for the year ended June 30, 1998 and 1999.


       The unaudited financial statements presented at March 31, 2000 consist of the unaudited balance sheet as at March 31, 2000 and the unaudited statements of operations, cash flows and stockholders equity for the nine months ended March 31, 1999 and 2000


     b. Cash and Cash Equivalents

       The Company treats temporary investments with a maturity of less than six months as cash.

       c.  Property and equipment

       Depreciation of property and equipment is computed using the straight-line method over five years. Amortization of leased equipment is computed using the straight-line method over the shorter of the estimated useful lives of the assets or the lease term. Amortization of leasehold improvements is computed using the straight-line method over the shorter of the estimated useful lives of the assets or the remaining lease term.



       d. Earnings per share

       In February 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 128, EARNINGS PER SHARE ("Statement No. 128"). Statement No. 128 applies to entities with publicly held common stock or potential common stock and is effective for financial statements issued for periods ending after December 15, 1997. Statement No. 128 replaces APB Opinion 15, Earnings per Share ("EPS"). Statement No. 128 requires dual presentation of basic and diluted earnings per share by entities with complex capital structures. Basic EPS includes no dilution and is computed by dividing net income by the total number of common shares outstanding for the period. Diluted EPS reflects the potential dilution of securities that could share in the earnings of the Company such as common stock which may be issuable upon exercise of outstanding common stock options or the conversion of debt into common stock.

         Pursuant to the requirements of the Securities and Exchange Commission, the calculation of the shares used in computing basic and diluted EPS include the 12% Convertible Bridge Notes, converted into shares of common stock, the exercise of a stock grant and stock option program, and the exercise of stock options granted to Mr. Fidler and Mr. Sugerman and the sale of shares of common stock through the Company's initial public offering. public offering, as if they were converted into common stock as of the original dates of issuance.



                                       Year      Year
                                     June 30,  June 30,

                                       1998      1999
                                     --------  -------



Total number common
   shares outstanding              1,697,500    1,697,500

Effect of the assumed conversion
 of convertible 12% bridge notes     140,067      143,791

Effect of the exercise of options
pursuant to Non Statutory Stock
Option Plan                          300,000      300,000

Effect of the issuance of
shares of common stock
pursuant to Stock Grant
program                             2200,000      200,000

Effect of the exercise of
 stock options                     1,175,000    1,175,000

Proforma sale of Shares
through registered offering                     1,000,000
                                   ---------    ---------
Shares used in calculating
 per share amounts - Diluted      3,512,567     4,516,291
                                  =========     =========



       e. Revenue recognition

       Revenue is recognized when products are shipped or services are rendered.

       f.  Use of Estimates

       The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that effect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


      g. Asset Impairment

       The Company adopted the provisions of SFAS No. 121, Accounting for the impairment of long lived assets and for long-lived assets to be disposed of. (SFAS No. 121) effective January 1, 1996. SFAS No. 121 requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the estimated undiscounted cash flows to be generated by those assets are less than the assets' carrying amount. SFAS No. 121 also addresses the accounting for long-lived assets that are expected to be disposed of. There was no effect of such adoption on the Company's financial position or results of operations.

       h. Income taxes:

       The Company uses the liability method of accounting for income taxes. The liability method measures deferred income taxes by applying enacted statutory rates in effect at the balance sheet date to the differences between the tax bases of assets and liabilities and their reported amounts in the financial statements. The resulting asset or liability is adjusted to reflect changes in the tax law as they occur.



      i. Stock-based compensation:

      The  Financial   Accounting   Standards  Board  has  issued  SFAS  No.123,
"Accounting  for  Stock-Based  Compensation",  which  encourages,  but  does not require, companies to record compensation cost for stock-based employee compensation under a fair value based method. The Company has elected to continue to account for its stock-based employee compensation using the intrinsic value method prescribed by Accounting Principles Board Opinion No.25 ("APB No.25"), "Accounting for Stock Issued to Employees" and disclose the pro forma effects on net loss and loss per share basic and diluted had the fair value of such compensation been expensed. Under the provisions of APB No.25, compensation cost for stock options is measured as the excess, if any, of the quoted market price of the Company's common stock at the date of the grant over the amount an employee must pay to acquire the stock.

    j . Recent accounting pronouncements:


     The Financial Accounting Standards Board has recently issued statements of Financial Accounting Standards No.130, "Reporting Comprehensive Income," and No.131, "Disclosures about Segments of an Enterprise and Related Information," and No.132, "Employers' Disclosures about Pensions and Other Post retirement Benefits." The above pronouncements will not have a significant effect on the information presented in the financial statements.



       Note 3. Related Party Transactions

       a. Issuance of Common shares

        On July 23, 1994, the Company sold 75 shares of common stock to Roger Fidler and 75 shares of common stock to James Wright for a total consideration of $100.

       On July 24, 1994, the Company acquired certain patented technologies from Broadwater Developments, Inc. ("Broadwater") for 375 shares of common stock and Gerald Sugerman for 975 shares of common stock relating to coupling agents to be used as paint additives. The Company has assigned a value of $1.00 per share of common stock or $1,350 as the cost basis of this transaction.

       As of June 30 1998, Mr. Fidler exercised 100,000 options into 100,000 shares of common stock for and aggregate consideration of $100,000. In addition the Company recognized $500,000 as non cash compensation for an aggregate consideration of $600,000 or $6.00 per share.

       b. Issuance of Preferred Stock

       On June 20, 1996, the certificate was amended authorizing the issuance of 1,000,000 shares of preferred stock. The preferred stock may be issued in such classes and with such preferences as the board of directors may, from time to time, decide in their sole discretion.

       On June 30, 1996, the Company issued 2,966 shares of preferred stock to Gerald Sugerman in exchange for moneys due plus accrued and unpaid salary and moneys advanced to the Company aggregating $296,600 including accrued interest.

       As of June 30, 1998, the Company issued 1,475 shares of preferred stock to Gerald Sugerman in exchange for moneys due for accrued and unpaid salary and moneys advanced to the Company during the period July 1, 1997 through June 30, 1998 aggregating $147,500 including accrued interest.

       As of June 30, 1999, the Company issued 365 shares of preferred stock to Gerald Sugerman in exchange for moneys due for accrued and unpaid salary and moneys advanced to the Company during the period July 1, 1998 through December 31, 1998 aggregating $36,500 including accrued interest.

       The shares of preferred stock have preference as to liquidation, pay a 5% cumulative dividend and may be redeemed by the Company at par value plus accumulated dividends for a period of 5 years.

       c. Employment Agreement


       On June 30, 1995, the Company entered into a five year employment agreement with Mr. Gerald Sugerman requiring the payment of a salary of $10,000 per month, a royalty of 5% of net sales until a total of $350,000 in royalties is earned and thereafter a 2% royalty on gross sales. For the period from July 22, 1994 to June 30, 1999 and March 31, 2000, the Company has paid or accrued a salary for Mr. Sugerman aggregating $420,000 and $510,000 respectively, of which $390,000 and $480,000 respectively of accrued salary and $267,441 and $309,323 respectively in additional loans payable and reimbursable expenses which were offset by the issuance of 4,806 shares of preferred stock representing $480,600 as of June 30, 1999. As of June 30, 1999 and March 31, 2000, the officer loan balance due was $133,797 and $183,556 respectively.


       d. Officer Compensation

       No other officers or employees were paid in excess of $100,000.

       e. Accounts receivable - related party


       The Company entered into an informal marketing and supply agreement to both sell component of raw and finished materials and to buy finished products from Enviro Ink, a Montreal, Canadian company. The arrangement was instituted to permit the Company to strategically position itself in seeking a market share of the printing ink business in Canada. At June 30, 1998 and September 30, 1998, the net amount due the Company was $83,752 and $114,275 respectively. Sales to Enviro Ink for the year ended June 30, 1998 and for the six months ended December 31, 1998 were $88,023 and $16,856 respectively.

      As of December 31, 1998, the Company reviewed its business relationship with Enviro Ink and has determined that the amounts receivable at June 30, 1998 and December 31, 1998 may possibly be uncollectible in total. The Company has set up a 100% reserve for the doubtful collection of the accounts receivable at June 30, 1999 was $57,137.


       f. Corporate Relationships.

       Both the Company and Enviro Ink share Dr. Gerald Sugarman as a member of senior management and as a principal shareholder. An Lou Chang is a 51% shareholder in Enviro Ink and a shareholder in the Company.


       Note 4 - Inventory

       Inventory  has been  recorded  at the lower of cost or  market  under the first-in first-out method. At June 30, 1999 and March 31, 2000, inventory components were as follow:

                                            June 30, 1999   March 31, 2000
              Raw material                     $15,376         $28,805
              Finished goods                    73,216          21,385

                                                ------          ------

              Total                            $88,592         $50,190

                                                ======          ======




       Note 5 - Capital Assets

       Capital Assets for the Company consisted of the following at June 30, 1999:






                                   Accumulated
                             Asset               depreciation         Balance

Office equipment          $  41,682               $23,737            $ 17,945
Production equipment        118,938               $34,974              83,964
Leasehold Improvements        8,346                 2,505               5,841

                             ------               -------             -------
Total                      $168,966               $61,216            $107,750
                           ========               =======             =======


      Capital  Assets for the Company  consisted  of the  following at March 31, 2000:







                                   Accumulated
                             Asset               depreciation         Balance

Office equipment          $  47,276               $30,269            $ 17,007
Production equipment        125,538               $53,527              72,011
Leasehold Improvements        8,346                 3,701               4,645

                             ------               -------             -------

Total                      $181,160               $87,497            $ 93,663

                           ========               =======             =======



       Note 6 - License Agreement

       On October 24, 1994, the Company entered into an agreement with Broadwater and Pi-Tech, Inc., ("Pi-Tech"), a Delaware corporation controlled by Broadwater and Gerald Sugerman for the licensing of certain patented technologies relating to coupling agents used in paints. The Company acquired the licensing agreement for 375 shares of common stock with Broadwater and 975 shares of common stock with Gerald Sugerman.


       Note 7 - 12% Convertible Bridge Notes

       Beginning May 1, 1996, the Company offered 12% Convertible Bridge Notes ("Notes") and then sold under Rule 504 to the Securities Act of 1933, as amended, 20 Units consisting of a $25,000 Convertible Note bearing interest of 12% and is convertible in whole in or in part into a maximum of 8,300 shares of common stock. The term of the note is two years with interest payable annually in arrears. Each Debenture is in the face amount of $25,000 and may be sold in 1/2 Units.


       As of June 30, 1999 and March 31, 2000, the Company has borrowed an aggregate of $372,500 and accrued interest in the aggregate of $92,400 and $125,925 respectively. As of June 30, 1999 and March 31, 2000, the total balance due was current.


       In the event of a public offering of the Company's stock, the Company may compel the conversion of the Notes by paying the Note and accrued interest at the closing of the public offering.

       The indebtedness evidenced by the Notes is of equal priority regardless of the date of any individual Note and is subordinate and junior to any and all other indebtedness of the Company, whenever incurred, except indebtedness which by its terms is expressly subordinated in right of payment to the Notes.

       The Company has reserved sufficient authorized but unissued shares for conversion of the Convertible Notes which shares, upon issuance and delivery, will be duly and validly issued, fully paid and nonassessable.

       Note 8 - Commitments and Contingencies

       a. Lease Agreements

       Through March 13, 1997, the Company occupied laboratory, plant and warehousing space in Perkasie, Pennsylvania on a month to month basis for $500 per month.


       On March 13, 1997, the Company entered into a lease agreement with an unrelated parted for office and warehousing space at 163 South Street, Hackensack, New Jersey for a period of 4 years with a monthly rent of $2,500 and real estate taxes payable separately. The lease requires deposit of 2 months rent aggregating $5,000 and two months free rent.. The minimum lease payments each of the next four years is $30,000. The Company has an option to renew the lease for an additional 4 years at a rental equal to the higher of $30,000 per year or $30,000 per year plus 90% of the Consumer Price Index for April, 1997. At June 30, 1998, the future minimum rental payments under the operating lease are as follows:



                June 30, 2000                    30,000
                June 30, 2001                    30,000
                                                -------
                                           $     60,000



     For the years ending June 30, 1999 and the nine months ended March 31, 2000, the Company paid an aggregate of $42,156 and $31,599 respectively.


       b. Employment Agreement with Gerald Sugerman

       On May 23, 1995, the Company entered into an employment with Gerald Sugerman as Vice President for Scientific Affairs. The Company is obligated to pay Mr. Sugerman 10,000 per month, life insurance equal to twice the his annual salary, medical and disability insurance, automobile expenses equal to $0.30 per mile, four weeks paid vacation, five sick days, six personal days, all of which will be accumulated if not taken, reimbursement for travel and promotion expenses, 5% of gross sales until Mr. Sugerman has received $350,000, 2% of net sales thereafter and Mr. Sugerman is granted an option to purchase up to 850,000 shares of common stock at $1.00 per share for a period of 4 years beginning July 1, 1996.


     As of June 30, 1999 and March 31, 2000, the Company has reserved 850,000 and 850,000 shares respectively of common stock pending the exercise of this option


       c. Employment agreement with Roger Fidler

       In February, 1996, the Company entered into an employment agreement with Roger Fidler as President and Director of Marketing. The Company is obligated to pay Mr. Fidler a commission on sales equal to 15% of sales of coupling agents, ink and paint vehicles and 10% of hard resin sales. Commissions on other products sold through the efforts of Mr. Fidler will be negotiated in good faith from time to time, but will be based upon the above scale as modified for differences in the costs of production of the goods sold. The commissions will be paid only on accounts opened by Mr. Fidler and will be paid for the term of the contract and for one year after termination. Commissions will not be paid on existing customers for the purchase of products presently purchased by them.

       Upon the successful conclusion of a financing in excess of $500,000 or sales of $2,000,000 per annum, whichever will occur first, Mr. Fidler will be entitled to Company paid life insurance plan equal to twice his annual salary, medical and disability insurance, automobile expenses equal to $0.30 per mile, reimbursement for travel and promotion expenses Mr. Fidler is granted an option to purchase up to 425,000 shares of common stock at $1.00 per share for a period of 4 years beginning July 1, 1996. In February, 1996, non cash compensation expense of $42,500 was charged to operations for the value of the options granted. As of June 30, 1998, Mr. Fidler has exercised 100,000 options for an aggregate consideration of $100,000.

     As of June 30, 1999, the Company has reserved an aggregate of 325,000 and 325,000 shares of common stock respectively pending the exercise of these options.

         As of March 31, 2000, the Company has accrued a minimal compensation of $1,000 per month or an aggregate of $14,000 for the period from February, 1999 to March 31, 2000 as compensation to Mr. Fidler as consideration for services while the Company is in the development stage.


         As of June 30, 1999 and March 31, 2000, the Company is obligated to repay and Officer loan balance of $54,504 and $139,349 respectively due on demand without interest.


       d. Letter of Intent for Corporate Financing

       On April 15, 1996, the Company entered into an financing agreement with Kenneth Jerome & Co., Inc. of Florham Park, New Jersey concerning an initial public offering of 1,000,000 Units at $6.00 per Unit for an aggregate of $6,000,000. Each Unit consisting of 1 share of common stock and 1 five-year common stock "A" Purchase Warrant. Each Warrant entitling the owner to purchase 1 share of common stock at an exercise price of $7.00. The aggregate amount of the public offering is subject to adjustment to include in the initial public offering an over-allotment of 15%. The Company may redeem at $0.05 per class "A" Warrant provided, however, that the closing bid price of the Company's common stock in the over-the-counter market as reported by NASDAQ will have for 30 consecutive business days ending 15 days of the date of redemption average in excess of $8.50 per share (subject to adjustments in the case of a reverse stock split, stock dividend, etc.).

       The Company, after applying the net proceeds of the initial public offering must meet the criteria for listing on either NASDAQ or a regional exchange.

       The Company will prepare and file with the Securities and Exchange Commission a Registration Statement on Form SB-2 for the maximum number of Units offered:

       a. 1,150,000 Units, each Unit consisting of one share of common stock and one five-year common stock A Purchase Warrant, including the over-allotment.

       b. 1,150,000 shares of common stock to be issued upon closing, 1,150,000 shares of common stock to be issued upon exercise of the A Warrants and 115,000 shares of common stock to be issued upon exercise of the Underwriter's Warrants.

       c. The Company will pay all expenses of the proposed offering and the issuance, sale and delivery of all of the Units, accounting and legal fees, cost of "tombstone" advertisements not to exceed $5,000, 3% non-accountable expenses or a maximum of $207,000 and all administrative costs.

       d. The gross commission to the Underwriter will be 10% of the total proceeds of the public offering.

       e. If the offering is sold within the Underwriting Period, the Company will sell to the Underwriter, Underwriter's Warrants to purchase Units which Units will equal 10% of the Units offered to the public, at a price of $.001 per Underwriter's Warrant. The exercise price of the Underwriter's Warrant will be approximately 120% of the offering price of the Units. The Underwriter's Warrants will be exercisable for a period of 4 years following the expiration of 1 year from the Effective Date. The Company agrees that it will, upon request by the Underwriter, within the period commencing 12 months from the Effective Date, and for a period of 4 years thereafter, on one occasion, at the Company's expense, file a post-effective amendment to Register the Underwriter's Warrants.

       f. The Underwriter's Warrants will contain various anti dilution provisions which will protect the Underwriter as to the exercise price of the Underwriter's Warrants and the percentage of common stock to which the Underwriter is entitled.

       g. Non statutory Stock Option Plan

       On January 1, 1997, the Company adopted a Non statutory Stock Option Plan ("Plan"). 300,000 shares of common stock are reserved under the Plan. The Plan is administered by the Board of Directors.

       Stock options under the Plan may be granted to employees, officers, directors, consultants of the Company or any other parties who have made a significant contribution to the business and success of the Company. The exercise price under the Plan may be more equal to or less than the current market price of the Shares of Common Stock.


       At June 30, 1999 and March 31, 2000, the number of options granted pursuant to this program is -0-. As of June 30, 1999 and March 31, 2000, the Company has reserved 300,000 shares of common stock pending the issuance and exercise of options into shares of common stock.


       h. Stock Grant Program

       The Company has adopted a stock grant program with 200,000 shares of common stock. The stock grant program provides for the issuance to officers, directors and key employees stock grants as determined by the Board of Directors. The recipient must continue employment with the Company for two years after the grant is made or forfeit the stock.


     As of June 30, 1999 and March 31, 2000, the number of shares of common stock granted pursuant to this program is -0-.

     As of June 30, 1999 and March 31, 2000, the Company has reserved 200,000 shares of common stock pending issuance.


       I. Registered Offering


       The Company is offering a minimum of 1,000,000 Units to a maximum of 1,150,000 Units at an offering price of $6.00 per Unit. Each Unit consists of 1 share of common stock and one redeemable common stock "A" Purchase Warrant, exercisable into 1 share of common stock per warrant for a period of 5 years from the effective date of the registration statement of which this prospectus is a part at an exercise price of $7.00 per share. The "A" Purchase Warrants are redeemable at the Company's option commencing 90 days after the effective date upon 30 days notice to the Warrant holders at $.05 per Warrant if the closing bid price of the common stock in the over-counter-market as reported by NASDAQ will have for a period of 30 consecutive trading days ending within 15 days of the notice of redemption average in excess of $8.50 per share (subject to adjustments in the case of a reverse stock split, stock dividend, etc.). Since it is the Company's present intention to exercise such right, Warrant holders should presume that the Company would call the Redeemable Warrants for redemption if such criteria are met. The Redeemable Warrants are immediately detachable and separately tradable from the Units upon issuance.


       The shares are being offered by the Company and/or selected dealers on a "firm commitment basis". The Underwriter will purchase 1,000,000 Units for later resale, and has reserved the right to purchase up to an additional 150,000 Units on the date of the Initial Public Offering in case of over booking of sales.

       The Company has agreed to sell to the Underwriter, at a nominal price, warrants to purchase 10% of the number of shares sold by the Underwriter or dealers at an exercise price of $7.80 per share, which warrants will be exercisable for four years commencing one year after issuance.

       Note 9 - Income Taxes

       The Company provides for the tax effects of transactions reported in the financial statements. The provision if any, consists of taxes currently due plus deferred taxes related primarily to differences between the basis of assets and liabilities for financial and income tax reporting. The deferred tax assets and liabilities, if any, represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled. As of June 30, 1999 and March 31, 2000, the Company had no material current tax liability, deferred tax assets, or liabilities to impact on the Company's financial position because the deferred tax asset related to the Company's net operating loss carryforward and was fully offset by a valuation allowance.

       At June 30, 1999 and March 31, 2000, the Company has net operating loss carry forwards for income tax purposes of $1,804,522 and $2,214,757 respectively. These carryforward losses are available to offset future taxable income, if any, and expire in the year 2010. The Company's utilization of this carryforward against future taxable income may become subject to an annual limitation due to a cumulative change in ownership of the Company of more than 50 percent.

       The components of the net deferred tax asset as of March 31, 2000 are as follows:

Deferred tax asset:

Net operating loss carry forward                             $   753,017
Valuation allowance                                          $(  753,017)

                                                              ----------
Net deferred tax asset                                       $     -0-
                                                              ==========


       The Company recognized no income tax benefit for the loss generated for the year ended June 30, 1998 and 1999 and for the six months ended March 31, 2000.

         The Company's deferred tax asset has been fully reserved by a valuation allowance since realization of its benefit is uncertain. The difference between the statutory tax rate of 34% and the Company's effective tax rate of 0% is substantially due to the increase in the valuation allowance of $592,180 for the period from inception July 22, 1994, to March 31, 2000. The Company's ability to utilize its net operating loss carryforwards may be subject to an annual limitation in future periods pursuant to Section 382 of the Internal Revenue Code of 1986, as amended.



        Note 10  -  Business and Credit Concentrations


       At June 30, 1999 and March 31, 2000, the Company has concentrated its credit risk by maintaining deposits in one banks. The maximum loss that could have resulted from this risk totaled $-0- which represents the excess of the deposit liabilities reported by the banks over the amounts that would have been covered by the federal insurance


       The amount reported in the financial statements for accounts receivable and investments approximates fair market value. Because the difference between cost and the lower of cost or market is immaterial, no adjustment has been recognized and investments are recorded at cost.

       Financial instruments that potentially subject the company to credit risk consist principally of trade receivables. Collateral is generally not required.

       Note 11 - Supplemental Cash Flow Information


       The following is supplemental cash flow information for the Company for the period from inception July 22, 1994 to March 31, 2000:




Acquisition of licensing agreement for 1,350 shares of common stock  $(   1,350)

Issuance of shares of preferred stock in settlement of note
Payable and other accrued expenses to Gerald Sugerman                 $(330,000)

Capital stock                                                           331,350
                                                                        -------
                                                                        $ -0-
                                                                        =======

       Note 12 - Development Stage Company

       The Company is considered to be a development stage company with little operating history. The Company is dependent upon the financial resources of the Company's management for its continued existence. The Company will also be dependent upon its ability to raise additional capital to complete is marketing program, acquire additional equipment, management talent, inventory and working capital to engage in profitable business activity. Since its organization, the Company's activities have been limited to the entering into the marketing of providing limited quantities of chemical coupling agents and other chemical additives at competitive pricing, hiring personnel, acquiring equipment and warehousing space, conducting research and development of its formulas and preparation of documentation and the sale of a private placement offering.

                             SUBSCRIPTION AGREEMENT

The undersigned hereby subscribes for ______________ Units of the offering of PPA Technologies, Inc. described herein. Subscriber acknowledges receipt of the Prospectus in which the Subscription Agreement is included.


-------------------------------         -------------------------------
(Signature of Subscriber)               (Signature of Subscriber)

-------------------------------         -------------------------------
Print Name                              Print Name

-------------------------------         -------------------------------
Date                                    Date

-------------------------------         -------------------------------
Address                                 Address

-------------------------------         -------------------------------
Social Security or Taxpayer             Social Security or Taxpayer
Identification number                   Identification number


                     Form of Ownership Resided (check one):
[ ] Individual
[ ] Joint Tenants with rights of survivorship [ ] Tenants in Common [ ] Trust [ ] Corporate [ ] Partnership







                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. Indemnification of Directors and Officers.

     The By-Laws of the Company provide for indemnification of officers and directors to the maximum extent allowed by the law of New Jersey, set forth in greater detail below.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and persons controlling the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

     Article VII of the By-Laws of the Company provide for the maximum indemnification allowed by the law of the State of New Jersey as follows:

         "Every person who is or was a director, officer, employee or agent of the Corporation, or of any corporation which he has served as such at the request of the Corporation, shall be indemnified by the Corporation to the fullest extent permitted by law against all expenses and liabilities reasonably incurred by or imposed upon him, in connection with any proceeding to which he may be made, or threatened to be made, a party, or in which he may become involved by reason of his being or having been a director, officer, employee or agent of the Corporation, or such other corporation, at the time the expense or liabilities are incurred."












ITEM 25.  Other Expenses of Issuance and Distribution

     The expenses payable by the Registrant in connection with the issuance and distribution of the securities being registered (other than underwriting discounts) are estimated as follows:



                                                      Maximum
    Registration Fee-Securities and

    Exchange Commission.........................  $  5,025.00
    NASD Fee ...................................     2,175.00
    Transfer Agent's Fee and Expenses ..........     2,800.00
    Legal Fees and Expenses ....................   150,000.00
    Blue Sky Fees and Expenses .................    15,000.00
    Printing Expenses (including securities) ...    25,000.00
    Miscellaneous ..............................    25,000.00
             Total..............................  $225,000.00
Estimated.





ITEM 26.  Recent Sales of Unregistered Securities

     The following sales made by the issuer within the past three years were made under circumstances not involving any public offering, and which were exempt from the registration requirements of the Securities Act of 1933, as amended, by reason of Section 4(2) thereof and/or the Rules and Regulations promulgated thereunder, specifically, Rule 504, Regulation D:





Purchaser          Security     Amount       Date  Consideration
- ----------------------------------------------------------------


An Lou Chang      Common  30,000 shares     07/01/97  $60,000
Eve Chang         Debt   $60,000 note       07/01/97  $60,000
Carl D. Fraley    Debt   $50,000 note       07/01/97  $50,000
Ray Beeler        Debt   $50,000 note       07/01/97  $50,000
Henry MacUga      Debt   $25,000 note       07/01/97  $25,000
Haskell Bernat    Debt   $25,000 note       07/01/97  $25,000
Edward Santangelo Debt   $25,000 note       07/01/97  $25,000
Martin Santangelo Debt   $25,000 note       07/01/97  $25,000
David Schotz      Debt   $25,000 note       07/01/97  $25,000
Lois S. MacUga    Debt   $12,500 note       07/01/97  $12,500
Aaron Lehman      Debt   $12,500 note       07/01/97  $12,500
David Lipson      Debt   $12,500 note       07/01/97  $12,500










ITEM 27.  Exhibits and Financial Statement Schedules




         1.(b) Form of Selected Dealers Agreement
         3.(a) Registrant's Certificate of Incorporation

           (b) Amendment to Certificate of Incorporation
           (c) Registrant's By-Laws
         4.(a) Specimen Security Certificate
           (b) Form of Warrant
           (c) Form of Underwriter's Warrant
           (e) Form of Warrant Agreement
         5.(a) Consent and Opinion of Jay Hait, Esq.
         10. Material Contracts
                  (a) Employment Agreement between the Company
                      and Gerald Sugerman
                  (b) Employment Agreement between the Company
                      and Roger Fidler
                  (c) Lease
                           (d) Lease/Sale Agreement between the Company
                               and Blue Ridge Technologies, Inc.
         24.(a) Consent of Thomas Monahan, Certified Public
                Accountant




ITEM 28.  Undertakings

         The undersigned Registrant hereby undertakes that:
      (A) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)      to include any Prospectus required by section
10(a)(3) of the Securities Act of 1933;

(ii)     to reflect in the Prospectus any facts or events
arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and,

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement, including (but not limited to) any addition or deletion of a managing underwriter.

     (B) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (C) To remove from registration, by means of a post-effective amendment to the Registration Statement, any of the securities offered hereby which are not sold pursuant to the terms of this offering.


         (D) Will provide to the purchasers at the closing certificates in such denominations and registered in such purchasers' names to permit prompt delivery to each purchaser.


     (E) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.










                                   SIGNATURES



     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused this Amendment No. 5 to its Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hackensack and State of New Jersey, on the 25th day of May, 2000.



                                            PPA TECHNOLOGIES, INC.



                                            BY:  /S/ Roger Fidler
                                            Roger Fidler, President
                                            Chief executive Officer



     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.






 /S/ Roger Fidler    President,                 May 25, 2000
Roger Fidler         Director


 /S/ Gerry Sugerman   Director,                 May 25, 2000
Gerry Sugerman        Treasurer,

                      Secretary,
                      Chief Financial and
                      Accounting Officer


 /S/ James Wright      Director,                May 25, 2000
James Wright

 /S/ Albert Mersberg      Director,             May 25, 2000
Albert Mersberg




      EX-1
          3
             FORM OF SELECTED DEALERS AGREEMENT



                           PPA TECHNOLOGIES, INC.

                              163 South Street
                         Hackensack, NJ 07601


     SELECTED DEALERS AGREEMENT Gentlemen: PPA Technologies, Inc. (the "Company"), proposes to offer on a "best efforts" basis 1,000,000 Units (the "Units" or "Securities") of PPA Technologies, Inc., a New Jersey corporation, (the "Company"). The Units to be offered for sale are more particularly described in the enclosed preliminary Prospectus ("Prospectus"). We invite your participation, as a Selected Dealer, on the terms and conditions stated herein.


                  1. Offering Price. The Units are to be reoffered to the public at a price of not less than $6.00 per Unit and shall not be directly or indirectly offered or sold to the public by Selected Dealers at any lower price during the period this Agreement is in effect. The Company proposes to issue and sell 1,000,000 Units.


                    2. Selected Dealers. Members of the National Association of Securities Dealers, Inc. (the "NASD") who shall agree to reoffer Units hereunder (hereinafter referred to as "Selected Dealers" or "Participating Dealers") will be allowed a selling concession of _______ percent (__%) payable as hereinafter provided. No concession shall be earned or paid unless a Closing shall take place prior to the "Termination Date" as defined in the Registration Statement filed with the United States Securities and Exchange Commission. You agree that in reoffering said securities, if your offer is accepted after the Effective Date, you will make a bona fide public distribution of same. You will advise us upon request of the Securities purchased by you remaining unsold and we shall have the right to repurchase such Securities upon demand at the public offering price without payment of any concession with respect to any Securities so repurchased.


                    3. Subscriptions. The Company reserves the right to reject all offers to purchase, in whole or part, to make allotments and to close the subscription books at any time without notice. The Units allotted to you will be confirmed, subject to the terms and conditions of this Agreement. Payments for Units purchased by you are to be made by check or money order only and shall be made payable to the the Issuer. In respect of all Units purchased by you pursuant hereto, you will promptly transmit (i.e., by no later than noon of the next business day following receipt by you) to PPA Technologies, Inc., having its principal office at 163 South Street, Hackensack, New Jersey 07601, your certified check or cashier's check for payment for the full amount of the Public offering Price for the number of Units purchased, without deduction for any commission or concession, in compliance with the Securities Exchange Act of 1934, as amended (the "1934 Act"). Your transmittal letter to the Company accompanying checks or money orders shall include a written account of sale, which shall include each Purchaser's name and address, the number of Units Purchased, the amount paid therefor, Social Security number, taxpayer identification number, and whether the consideration received was in the form of a check or money order.


         NO COMMISSIONS SHALL BE PAYABLE, AND ALL SUBSCRIPTIONS ARE SUBJECT TO REJECTION BY THE COMPANY, UNLESS AND UNTIL THE SELECTED DEALER HAS COMPLIED

WITH THE ABOVE PROVISIONS.



     Each sale shall subject to acceptance of such sale by the undersigned. In the event any order submitted to you is not accepted, the Company will return all funds paid by the purchasers. Payment of the selling concessions in respect of each such sale will be made to the Selected
Dealer, by the Company when and only in the event that the subscriptions are accepted by the Company. The offering is made subject to the issuance and delivery of the Units and the acceptance hereof by the Company, to the approval of legal matters by counsel, and to the terms and conditions herein set forth.


         If an offer to purchase is rejected or if a payment is received which proves insufficient or worthless, any compensation paid to the Selected Dealer shall be returned either by the Selected Dealer's remittances in cash or by a charge against the account of the Selected Dealer, as the Company may elect.

         4. Offering to Public. Neither you nor any other person is, or has been, authorized to give any information or to make any representations in connection with the sale of the Units other than as contained in the Prospectus. The Selected Dealer will not reoffer the Units pursuant to this Agreement unless the Prospectus is furnished to the purchaser at least 48 hours prior to the mailing of the confirmation of sale, or is sent to the person under such circumstances that it would be received by him 48 hours prior to his receipt of a confirmation of the sale. The Dealer understands that during the 90 day period after the first date upon which the Units of the Company are bona fide offered to the public, all Dealers effecting transactions in the Units shall be required to deliver the Company's current Prospectus to any purchasers thereof prior to or concurrent with the receipt of the confirmation of sale. Additional copies of the then current Prospectus will be supplied by the Company in reasonable quantities upon request. No Selected Dealer is authorized to act as agent for the undersigned in any respect.


     5. Compliance with Securities Laws. Upon becoming a Selected Dealer, and in purchasing and reoffering the Units, you agree to comply with all applicable requirements of the Securities Act of 1933, as amended (the "1933 Act") , the 1934 Act, any applicable state securities or "Blue Sky" laws, and the Rules of Fair Practice of the NASD, including, but not limited to, Article III, Section I thereof, and the interpretations of said section promulgated by the Board of Governors of such Association, including an Interpretation with respect to free-riding and withholding dated November 1, 1970, and as thereafter amended, and including information concerning the Board of Governor's Interpretation thereof dated March 2, 1979, to NASD members. You also agree to comply with Sections 8, 24, 25 and 36 of Article III of the Rules of Fair Practice of the NASD. You also agree to comply with all requirements of Rules 2730, 2740, 2420, and 2750 of the NASD Conduct Rules. Upon application, you will be informed as to the states in which we have been advised by counsel to the Company or counsel to the Underwriter that the Units have been qualified for sale under the respective securities or Blue Sky Laws of such states, but we assume no obligation or responsibility as to the right of any Selected Dealer to sell the Units in any state or as to any sale therein.



         By acceptance of this Agreement, you represent that you are a member in good standing of the NASD.

         By acceptance of this Agreement, each Selected Dealer has assumed full responsibility for thorough and prior training of its representatives concerning the selling methods to be used in connection with the offer and sale of the Units, giving special emphasis to the NASD's principles of full and fair disclosure to prospective investors, suitability standards and the prohibitions against "Free-Riding and Withholding." .

         Each Selected Dealer agrees to indemnify and hold harmless the Underwriter, the Company and the other Selected Dealers against and from any liability, loss, damage, or expense arising out of any failure by the Selected Dealer to comply with the 1933 Act, the 1934 Act, applicable securities laws of any state, the rules and regulations of the Securities and Exchange Commission and the Rules of Fair Practice of the NASD, due to any act of omission by the Selected Dealer.

         By submitting an offer to purchase you confirm that you may, in accordance with Rule 15c3-1 adopted under the 1934 Act, agree to purchase the number of Units you may become obligated to purchase under the provisions of this Agreement.

         6. Prospectus and Offering. We have been advised by the Company that the offering under the Registration Statement on Agreement, each Selected Dealer acknowledges receipt of a copy of Form SB-2 (File No. )with respect to the subject Units commenced on ___________________, 2000 . By signing this Agreement each Selected Dealer acknowledges receipt of a copy of the Prospectus included in said Registration Statement. Additional copies of the Prospectus will be supplied to you in reasonable quantities upon request.

         You will not, until advised by us in writing or by wire that the entire offering has been distributed and closed, bid for or purchase securities in the open market or otherwise make a market in the Securities or otherwise attempt to induce others to purchase the Securities in the open market. Nothing contained in this paragraph shall however preclude you from acting as agent in the execution of unsolicited orders of customers effectuated for them through a market maker.


         7. Liability, Nothing herein will constitute the Company or the Selected Dealers as an association, partnership or joint venture with each other, or as an unincorporated business or other separate entity, but you will be responsible for your share of any liability or expense based ode any claim to the contrary. As the Company, we shall have full authority to take such action as we may deem advisable in all matters pertaining to the offering. The Company shall not be under any liability (except for its own want of good faith) for or in respect of: the validity or value of, or title to any of the Units or securities underlying the Units; the form of, or the statements contained in, or the validity of the Prospectuses or any amendment or supplement thereto; any document incorporated by reference therein or any other instruments executed by or on behalf of the Company or others; the form or validity of this Agreement; the delivery of the Units or the securities underlying the Units; the performance by the Company of the Units or the securities underlying the Units or others of any agreement on its or their part; the qualifications of the Units or the securities underlying the Units for sale or the legality of the Units and such securities for investment under the laws of any jurisdiction; or any matter in connection with any of the foregoing; provided, however that nothing in this paragraph shall be deemed to relieve the Company from any liability imposed by federal securities laws.



         8.  Communications.  All communications from Selected Dealers should be addressed to PPA Technologies, Inc., 163 South Street, Hackensack, New Jersey 07601, Attention: Roger Fidler, President. Any notice from the Company to a Selected Dealer shall be deemed to have been duly given if mailed, telecopied, or telegraphed to such Selected Dealer at the address first appearing in this Agreement.

         9. Amendment. This Agreement may be supplemented or amended by the Company by written notice thereof to you, and any such supplement or amendment to this Agreement shall be effective after the date of such supplement or amendment.


       10.Governing Law. This Agreement shall be governed by the laws of the State of New Jersey.


         This Agreement supersedes any prior understanding you have with the Company with respect to the subject matter hereof. If the foregoing is acceptable to you, please sign and return the enclosed copy of this Agreement.


Very truly yours,


PPA TECHNOLOGIES, INC.


By:______________________________
         Roger Fidler, President








                                                 OFFER TO PURCHASE

         The undersigned does hereby offer to purchase (subject to the right to revoke as set forth in the Agreement) _______________* Units in accordance with the terms and conditions set forth above. We hereby acknowledge receipt of the Prospectus referred to herein above relating to such Units. We further state that in purchasing such Units we have relied upon such Prospectus and upon no other statement whatsoever, written or oral.



- -------------------------------
(Name of Dealer)

By:_____________________________
Name:
Title:
Address:







      EX-4
          4
             FORM OF WARRANT


                           FORM OF REDEEMABLE WARRANT


      VOID AFTER 5:00 P.M.         ,2001 WARRANT FOR PURCHASE OF SHARES OF
                             PPA TECHNOLOGIES, INC.

                           (A New Jersey Corporation)

Warrant No.                       warrant for              Shares



THIS           WARRANT           CERTIFICATE            CERTIFIES           that
___________________________________________  (hereinafter  called the "Holder"), or registered assigns, is the registered holder of the number of Warrants of PPA Technologies, Inc. (hereinafter called the "Corporation") which entitle the Holder to purchase one-half fully paid and non-assessable share of Common Stock (no par value per share) ("Shares") of the Corporation for Each Warrant held, subject to the redemption and other provisions hereof and of the Warrant Agreement (as defined below), at any time before 5:00 p.m., , 2001, a price of $10.00 per Share, subject to certain adjustments, however, as to the number of Shares purchasable and the purchase price, all as more fully set forth in the Warrant Agreement. This Warrant may be redeemed at any time after at a price of $.05 per Warrant on 30 days' prior written notice to the warrantholders if the closing bid price of the Common Stock as reported by NASDAQ Bulletin Board averages in excess of $10.00 for a period of 20 consecutive trading days ending within 15 days of the notice of redemption. In the event the Company exercises the right to redeem the Redeemable Warrants, such Redeemable Warrants will be exercisable until the close of business on the date for redemption fixed in such notice. If any Redeemable Warrant called for redemption is not exercised by such time, it will cease to be exercisable and the holder will be entitled only to the redemption price.

         Any whole number of Warrants may be exercised by the Holder hereof upon surrender of this Warrant with the subscription form attached duly executed, to the Corporation's Warrant Agent at its principal office, 201 Bloomfield Avenue, Verona, New Jersey 07044, or such other address as the Corporation may designate by notice in writing to the registered holder hereof, at any time within the one year period from , 2000 and until 5:00 P.M.
         , 2001 inclusive, accompanied by payment of said purchase price (such surrender and payment being hereinafter referred to as the exercise of this Warrant). If this Warrant is exercised in respect of less than all of the Shares covered hereby, the Holder shall be entitled to receive a new Warrant covering the number of Shares in respect of which this Warrant shall not have been exercised.


         The number of Shares which will be received upon the exercise of this Warrant is subject to modification and adjustment upon the happening of certain events specified in the Warrant Agreement provided, however, that as more particularly set forth herein, the Corporation shall not be required to issue any fractional Shares in connection with the exercise of this warrant.

         This Warrant is issued subject to the condition, and every Holder hereof, by accepting the same, agrees with any subsequent Holder hereof and with the Corporation that this Warrant and all rights hereunder are issued and shall be held subject to all of the terms, conditions, limitations and provisions set forth in the Warrant Agreement, the terms and provisions of which are incorporated herein by reference. The Warrant Agreement is available for inspection at the offices of the Warrant Agent, Jersey Transfer & Trust Company.

         This Warrant does not confer upon the Holder hereof any rights whatsoever as a stockholder of the Corporation. Upon the exercise of this Warrant, the subscription form annexed hereto must be duly executed and the accompanying instructions for registration of Shares filled in.

         This Warrant Certificate is transferable in whole or in part by the registered holder hereof, except no fractional warrants will be issued. This Warrant Certificate shall not be valid for any purpose until it has been countersigned by the Warrant Agent.

IN WITNESS WHEREOF, the Corporation has caused this Warrant to be issued and authenticated by the signatures of its President and its Secretary and its corporate seal to be affixed hereon.



                             PPA TECHNOLOGIES, INC.


                                                     By:
                                                        ROGER FIDLER
                                                        President
 ATTEST:

                                                 Countersigned:
             Secretary                           Jersey Transfer & Trust Company
             BY:
                                                 Authorized Signature





                                FORM OF EXERCISE


(To be executed by the registered Holder desiring to exercise the right to purchase Shares evidenced by the within Warrant.)

         The undersigned hereby exercises the right to purchase Shares evidenced by the within Warrant according to the terms and conditions thereof and herewith makes payment of the purchase price in full. Kindly issue all Shares in accordance with the instructions given below. Instructions for registration of Shares:



Name (Please print in block letters)


Signature                                      Date


Street


City


State                     Zip Code







                                   ASSIGNMENT


         FOR VALUE RECEIVED
hereby sell, assign and transfer unto
                                                 (Name)

                                    (Address)
the right to purchase the Shares of Common Stock evidenced by the within Warrant, and do hereby irrevocably constitute and appoint
                           ,  attorney to transfer  the said right on the books
of the  Corporation  with full power of substitution.



Dated:                         , 199_





                                   Signature






      EX-5
          5

             CONSENT AND OPINION OF JAY HAIT




                                   JAY HAIT
                                 Attorney at Law
                           130 William St., Suite 807
                               New York, NY 10038
                     Tel: (212) 349-0124 Fax: (212) 898-1334

January 25, 2000

Board of Directors
PPA Technologies, Inc.
163 South Street
Hackensack, New Jersey 07601


         RE: Opinion of Counsel on Legality of Issuance of Securities by the Company

Gentlemen:


         You have requested that I render an opinion as to the legality of the issuance and sale of certain securities of PPA Technologies, Inc. (hereinafter the "Company") in connection with the public offering of said securities which are the subject of a Registration Statement, File No. 333-40001-NY on Form SB-2 filed with the Securities and Exchange Commission. These securities are 1,000,000 Common Shares (no par value), 1,000,000 Redeemable Common Stock Purchase Warrants ("Redeemable Warrants")(no par value), 500,000 Common Shares (no par value) underlying said Redeemable Warrants, 100,000 Underwriter's Warrants ("Warrants") and 150,000 Common Shares underlying said Warrants.

         As Counsel to the Company, I have examined the Company's charter documents and have supervised the Company's Board of Directors in connection with the authorization of the 1,000,000 Common Shares (for sale to the public) and the 1,015,000 Redeemable Warrants, 500,000 Common Shares underlying said Redeemable Warrants, 100,000 Underwriter's Warrants and 150,000 Common Shares underlying said Warrants, the Redeemable Warrants and the Warrants being exercisable pursuant to the terms set forth in the Registration Statement. After review of the Securities Act of 1933, as amended, rules and regulations promulgated thereunder, and other statutes, rules, regulations and such other sources of law as deemed necessary, I render the following opinion in reliance upon the representations of management and corporate records as presented to me by the management of the Company:


         (1) The Company is a duly incorporated and validly existing corporation in good standing under the laws of the State of New Jersey and is duly authorized to transact the business in which it is engaged and in which it proposes to engage.


         (2) The total authorized capital of the Company is Ten million (10,000,000) Common Shares (no par value) and 1,000,000 Preferred Shares (Par value $100.00/share).


         (3) (a)  When  any of the  Common  Shares  offered  by  Prospectus  are purchased in accordance with the terms of the Registration Statement, and certificates for the 1,000,000 Common shares have been duly executed and delivered upon payment to the Company of the agreed price per share, said Common Shares will have been duly authorized and issued as fully paid and non-assessable securities of the Company. The 1,000,000 Common Shares will be entitled to the rights set forth in the Certificate of Incorporation of the Company.

                  (b) When any of the Redeemable Warrants issued pursuant to the terms of the Registration Statement and certificates for the Redeemable Warrants have been duly executed and delivered upon payment to the Company of the agreed price for the Redeemable Warrants, said Redeemable Warrants will have been duly and validly authorized and issued as fully paid and non-assessable securities of the Company. The 500,000 Common Shares underlying the Redeemable Warrants will be entitled to the rights set forth in the Certificate of Incorporation of the Company.


                  (c) When any of the Warrants issued pursuant to the terms of the Registration Statement and certificates for the Warrants have been duly executed and delivered upon payment to the Company of the agreed price for the warrants, said Warrants will have been duly and validly authorized and issued as fully paid and non-assessable securities of the Company. The 150,000 Common Shares underlying the Warrants will be entitled to the rights set forth in the Certificate of Incorporation of the Company.


                  (d) When any of the Redeemable Warrants are exercised in accordance with their terms, and certificates for the 500,000 Common Shares issuable upon exercise of said Redeemable Warrants have been duly executed and delivered upon payment to the Company of the agreed exercise price per share, said 500,000 Common Shares will have been duly and validly authorized and issued as fully paid and non-assessable securities of the Company. The 500,000 Common Shares will be entitled to the rights set forth in the Certificate of Incorporation of the Company.


                  (e) When any of the Warrants are exercised in accordance with their terms, and certificates for the 150,000 Common Shares issuable upon exercise of said Warrants have been duly executed and delivered upon payment to the Company of the agreed exercise price per share, said 150,000 Common Shares will have been duly and validly authorized and issued as fully paid and non-assessable securities of the Company. The 150,000 Common Shares will be entitled to the rights set forth in the Certificate of Incorporation of the Company.



         (4) The contemplated issuances and sales of up to 1,000,000 Common Shares, 1,000,000 Redeemable Warrants which may be exercised to purchase up to 500,000 Common Shares, 100,000 Warrants which may be exercised to purchase up to 150,000 shares of the Company's Common Stock do not violate applicable federal, state or local statutes or regulations.



                                     CONSENT

         I HEREBY CONSENT TO THE INCLUSION OF THIS OPINION AS AN EXHIBIT TO THE COMPANY'S REGISTRATION STATEMENT, AND TO THE USE IN THE REGISTRATION STATEMENT AND RELATED PROSPECTUS OF MY NAME UNDER THE CAPTION "LEGAL MATTERS."

                                   Sincerely,


                                  /s/ Jay Hait
                                 Jay Hait, Esq.






      EX-24
          6
             CONSENT OF THOMAS MONAHAN, CPA



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT


     The undersigned, Thomas P. Monahan, CPA, hereby consents to the use of his Accountant's report dated September 23, 1999 and the audited financial statement submitted herewith in Amendment Number 6 to the Registration Statement upon Form SB-2 of PPA Technologies, Inc, and the references made thereto in said Registration Statement.

Date:    May 25, 2000


  /s/ Thomas P. Monahan
Thomas P. Monahan, CPA.